[***]

Exhibit 2.7

EXECUTION COPY

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) is entered into as of this 29th day of May, 2012 (the “Effective Date”), by and between Glaxo Group Limited, a company incorporated under the laws of England and Wales with offices at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 0NN under company number 00305979 (“GSK”) and Welichem Biotech Inc., a company incorporated under the laws of British Columbia with offices at Suite 316, 4475 Wayburne Drive, Burnaby, British Columbia, V5G 3L1, Canada (“Welichem”). GSK and Welichem may be referred to herein separately as a “Party” or together as the “Parties.”

WHEREAS:

A.	Welichem has developed and owns a non-steroidal active pharmaceutical ingredient for use as an anti-inflammatory for skin disorders, known as WBI-1001 in the Ex-China Territory.

B.

On [***] Welichem entered into a technology transfer agreement (as amended on [***], the “Technology Transfer Agreement”) with Celestial, pursuant to which Welichem assigned to Celestial certain Chinese patent rights, including the China Patents (as defined hereinafter) that cover the same non-steroidal active pharmaceutical ingredient as WBI-1001 for use as an anti-inflammatory for skin disorders, known as [***] in the China Territory.

C.

Celestial invested [***] in Welichem in exchange for [***] common shares of Welichem pursuant to a subscription agreement dated [***] and subsequently appointed directors to the board of directors of Welichem.

D.

Celestial developed and owned [***] for use as an anti-inflammatory for skin disorders in the China Territory. On [***] Celestial assigned to BWTP (i) the China Patents pursuant to a patent assignment agreement (the “BWTP Patent Assignment Agreement”) and (ii) all “preclinical and clinical study results, clinical study results, clinical trial approvals, and other associated IP” to [***] (the “BWTP Asset Transfer Agreement”). As of the Effective Date, [***].

E.

GSK desires to purchase all rights to the Technology (as defined hereinafter) and all other assets relating to the Technology, including the Intellectual Property rights covering the Technology in the world, i.e. in both the Ex-China Territory and the China-Territory and Welichem desires to (i) as a first step, sell, transfer and assign to GSK, all of its rights to the Technology and all other assets relating to the Technology, including the Intellectual Property rights covering the Technology in the Ex-China Territory and (ii) if Welichem acquires the China Assets from Celestial and BWTP and certain other conditions are satisfied before the Target Date (as defined hereinafter), as a second step, sell, transfer and assign to GSK, all of their rights to the Technology and all other assets relating to the Technology, including the Intellectual Property rights covering the Technology in the China Territory, in exchange for consideration of cash, pursuant to the terms and conditions set forth in this Agreement.

[***]

EXECUTION COPY

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1 DEFINITIONS

Definitions. The following terms shall have the following meanings in this Agreement:

1.1	“[***] Funding Agreement” means that certain [***].

1.2	“[***] Funding Agreement” means that certain [***].

1.3

“Affiliate” of a Party means any legal entity (such as a corporation, partnership, or limited liability company) that directly or indirectly Controls, is Controlled by or is under common Control with a Party. For the purposes of this definition, the term “Control” means: (i) beneficial ownership of at least [***] of the voting securities of a corporation or other business organization with voting securities (or such other percentage as required to establish control in the relevant jurisdiction); (ii) a [***] or greater interest in the net assets or profits of a partnership or other business organization without voting securities; (or such other percentage as required to establish control in the relevant jurisdiction); or (iii) the ability, via contract or otherwise, to direct the affairs of any such entity. For clarity, for purposes of this Agreement, Celestial and BWTP shall each be deemed an Affiliate of Welichem.

1.4	“Agreement” means this Asset Purchase Agreement, together with the Schedules hereto, and any instrument amending this Agreement as referred to in Section 14.10.

1.5

“Applicable Laws” means the applicable provisions of any and all national, supranational, regional, state and local laws, treaties, statutes, rules, regulations, administrative codes, guidance, ordinances, judgments, decrees, directives, injunctions, orders, of or from any court, arbitrator, mediator, Regulatory Authority or governmental agency or Governmental Authority, having jurisdiction over or related to the subject item.

1.6

“Assets” means all assets, properties and rights of any kind, nature, character and description (whether real, personal or mixed, whether intangible or tangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, documents, instruments, general intangibles, equipment, inventory, goods and Intellectual Property.

[***]

EXECUTION COPY

1.7	“Atopic Dermatitis Indication” means atopic dermatitis in infants, children, young adults, adults and/or the elderly. [***].

1.8

“Backup Compound” means (i) any compound (other than the Compound) discovered or developed by Welichem prior to the First Closing and the make, use or sell or offer for sale of such compound, or pharmaceutical composition comprising such compound, is covered by any Ex-China Patents and (ii) if the Second Closing occurs in accordance with this Agreement, any compound (other than the Compound) discovered or developed by Celestial or BWTP prior to the Second Closing and the make, use, sell or offer for sale of such compound, or pharmaceutical composition comprising such compound, is covered by any China-Patents.

1.9	“BWTP” means, Beijing Wenfeng Tianji Pharmaceuticals, Inc. and its successor in title to the ownership of any of the China Assets.

1.10	“Business Day” means any day other than Saturday, Sunday or a statutory holiday in British Columbia, New York and/or England.

1.11	“Celestial” means Celestial Pharmaceuticals (Shenzhen) Ltd. and its successor in title to the ownership of any of the China Assets.

1.12

“China Asset Schedule” means the list of Assets relating to the [***] and any Backup Compound or Product, which will be added and attached hereto as Schedule 1.14 prior to the Second Closing, if the Second Closing occurs.

1.13

“China Assets” means all of the Assets comprising the China Technology to be acquired by GSK or a designee of GSK pursuant to this Agreement, including but not limited to, Assets listed on the China Asset Schedule.

1.14

“China Patents” means the Patents that cover the composition of matter of any type or kind, formulation, process, chemistry, method of use, sale, import, export, process of making, and/or manufacture of the Compound, any Backup Compound, the Product, in the China Territory, a list of which is attached hereto as Schedule 1.16.

1.15

“China Technology” means the Technology relating to research, development, manufacturing, use or commercialization of the Compound or any Backup Compounds or Product in the Field in the China Territory that is owned, in the possession of, controlled or used by or on behalf of Celestial, BWTP or their respective Affiliates, including China Patents.

1.16	“China Territory” means collectively the People’s Republic of China, including Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan.

1.17	“Collaborators’ Consent and Waiver” has the meaning set forth in Section 7.8(a).

[***]

EXECUTION COPY

1.18

“Commercially Reasonable Efforts” means, with respect to either Party, such efforts that are consistent with the efforts and resources normally used by that Party in the exercise of its reasonable business discretion relating to a pharmaceutical product owned by it or to which it has exclusive rights, with similar product characteristics as the Compound or any Backup Compound or Product, which is of similar market potential at a similar stage in its development or product life as the Compound or any Backup Compound or Product, taking into account issues of patent coverage, safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position, the regulatory structure involved, profitability (including pricing and reimbursement status achieved or projected to be achieve), and other relevant factors, including technical, legal, scientific and/or medical factors. For purposes of clarity, Commercially Reasonable Efforts would be determined on a market-by-market and Indication-by-Indication basis for a particular potential Product, and it is anticipated that the level of effort may be different for different markets and may change over time, reflecting changes in the status of the potential Product and the market(s) involved.

1.19

“Compound” means [***], with a structure described in greater detail in Schedule 1.21, and all of its metabolites, prodrugs, isomers, enantiomers, esters, salts, hydrates, solvates and polymorphic forms.

1.20	“[***]” means the Compound and/or a formulation(s) and/or a use thereof developed by Welichem, Celestial, BWTP or any of their Affiliates.

1.21	“CTA” means a Clinical Trial Application Permit issued by the SFDA relating to [***].

1.22	“Development Plan” means a development plan adopted by GSK for developing the Compound, as amended by GSK from time to time. The initial Development Plan is attached hereto as Schedule 4.5.

1.23	“Dispute” means any dispute between the Parties under, arising out of, or in connection with, this Agreement, including any question regarding its existence, validity or termination.

1.24	“EMA” means the European Medicines Agency and any successor agency thereto.

1.25

“Encumbrance” means any and all claims, security interests, liens, pledges, charges, escrows, options, proxies, rights of first refusal, pre-emptive rights, mortgages, hypothecations, prior assignments, title transfer agreements, title retention agreements, indentures, security agreements or any Third Party right.

1.26	“Ex-China Asset Schedule” means the list of Assets relating to the WBI-1001 and any Backup Compound or Product, attached hereto as Schedule 1.28.

1.27

“Ex-China Assets” means all of the Assets comprising the Ex-China Technology to be acquired by GSK pursuant to this Agreement, including but not limited to, Assets listed on the Ex-China Asset Schedule.

[***]

EXECUTION COPY

1.28

“Ex-China Patents” means the Patents that cover the composition of matter of any type or kind, formulation, process, chemistry, method of use, sale, import, export, and/or manufacture of the Compound, any Backup Compound, the Product, in the Ex-China Territory, a list of which is attached hereto as Schedule 1.30.

1.29

“Ex-China Technology” means the Technology relating to research, development, manufacturing, use or commercialization of the Compound or any Backup Compounds or Product in the Field in the Ex-China Territory that is owned, in the possession of, controlled or used by or on behalf of Welichem or its Affiliates.

1.30	“Ex-China Territory” means all countries and territories of the world other than the China Territory.

1.31	“FDA” means the U.S. Food and Drug Administration and any successor agency thereto.

1.32	“Field” means any use or purpose, including without limitation, the treatment, palliation and/or prevention and diagnosis of any human or animal disease, disorder or condition and agriculture use.

1.33	“First Asset Transfer Period” has the meaning given in Section 5.6.

1.34	“First Closing” means the closing of the sale and purchase of the Ex-China Assets, as provided in Article 5 in respect of the Ex-China Territory.

1.35	“First Closing Date” means the effective date, upon which First Closing has occurred in accordance with Article 5.

1.36	“First Closing Payment” has the meaning in Section 8.1.

1.37

“First Commercial Sale” means, with respect to any Product, the first lawful sale, transfer or disposition for value of such Product in the Ex-China Territory having received Marketing Approval; provided, that, the following shall not constitute a First Commercial Sale: (a) any sale to an Affiliate unless the Affiliate is the last entity in the distribution chain of the Product and is purchasing it for its own commercial use, (b) any use of such Product in clinical studies or other research or development activities, or disposal or transfer of such Product for a bona fide charitable purpose, (c) compassionate use, (d) so called “treatment IND sales” and “named patient sales”, (e) registration samples, and the like.

1.38	“Funding Agreements” means the [***] Funding Agreement and the [***] Funding Agreement.

1.39

“Governmental Authority” means the government of Canada or any foreign country or any province, state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the Health Canada, FDA, EMA, SFDA and other quasi- governmental entities established to perform such functions.

[***]

EXECUTION COPY

1.40

“Government Official” means: (a) any officer or employee of a government or any department, agency or instrument of a government; (b) any Person acting in an official capacity for or on behalf of a government or any department, agency, or instrument of a government; (c) any officer or employee of a company or business owned in whole or part by a government; (d) any officer or employee of a public international organization such as the World Bank or United Nations; and/or (e) any officer or employee of a political party or any Person acting in an official capacity on behalf of a political party; and/or (f) any candidate for political office.

1.41

“IND” means investigational new drug application (as more fully defined in Title 21 of the U.S. Code of Federal Regulations, Clause 312 et seq. or its successor regulation) filed with the FDA, or the analogous application filed with any other Governmental Authority outside the United States (including the EMA), and all amendments and supplements thereto.

1.42	“Indication” means the Atopic Dermatitis Indication or the Psoriasis Indication.

1.43

“Intellectual Property” means intellectual property rights, whether registered or unregistered, including trademarks, copyrights and Patents, and all applications and registrations therefore, Know-How, confidential information, trade secrets and similar proprietary rights in confidential information, discoveries, analytic models, improvements, processes, techniques, devices, methods, patterns, formulations and specifications.

1.44	“Invoice” means any invoice submitted to GSK by or on behalf of Welichem under this Agreement, produced in accordance with GSK’s processing requirements.

1.45

“Key Personnel” means [***], [***] and [***] in the case of Welichem and [***], [***] or [***] in the case of Celestial and BWTP, as amended by the parties by mutual written agreement from time to time.

1.46

“Know-How” means results, materials, technology, technical and other information that is not subject to published patent rights and that is not in the public domain, including, but not limited to information comprising or relating to concepts, discoveries, inventions, lab notebooks, data, designs, specifications, formulations, formulae, ideas, inventions, methods, assays, research, procedures, analytical and quality control data, stability data, other study data and procedures, and know-how, processes, methods, information or data relating to the manufacture or synthesis, and designs for experiments and tests and results of experimentation and testing, including results of research and development, manufacturing processes and trade secrets. Know-How includes documents and Records containing Know-How.

1.47

“Liability(ies)” means, collectively, any indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, fees, commitment, liability, obligation or responsibility, including without limitation, any product liability, or any liability arising under any Applicable Law, Proceeding or contract.

[***]

EXECUTION COPY

1.48

“Marketing Approval” means the Regulatory Approvals, licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacturing, use, storage, import, transport and sale, including, where necessary, approval of price and/or reimbursement reasonably acceptable to GSK for a Product in a regulatory jurisdiction.

1.49

“Material Adverse Change” means any event, change, circumstance or effect that is or is reasonably likely to be materially adverse on (i) the business, operations, condition (financial or otherwise), results of clinical development (including safety and efficacy results), prospects, assets (including related Registrations and Intellectual Property) of the development program on the Compound, any Backup Compound or Product, or on GSK’s ability to own, use or develop or commercialize the Purchased Assets in substantially the same manner as Welichem, Celestial, BWTP or other Affiliates of Welichem owned, used or developed the Ex-China Assets or the China Assets on the Effective Date hereof, or (ii) the ability of GSK to consummate the acquisition of the Ex- China Assets or the China Assets as contemplated hereby in accordance with the terms of this Agreement.

1.50

“[***] TTA” means the Technology Transfer Agreement in the form attached here to as Schedule 1.6, to be entered into by Welichem, Celestial and BWTP at or prior to the First Closing to replace the Technology Transfer Agreement.

1.51	“MIH” means the Ministry of Health of China and Military Health Department of China.

1.52	“MIH’s Consent and Waiver” has the meaning set forth in Section 7.8(a).

1.53	“Milestones” has the meaning set forth in Section 8.1.

1.54	“Milestone Payment” has the meaning set forth in Section 8.1.

1.55

“NDA” means a New Drug Application (as more fully defined in Title 21 of the U.S. Code of Federal Regulations, Clause 314.50 et seq. or its successor regulation) filed with the FDA, or the analogous application filed with any other Governmental Authority outside the United States (including the EMA), and all amendments and supplements thereto.

1.56

“Patents” means all patents and pending patent applications, including any and all provisional applications, substitutions, continuations, continuations-in-part, renewals, supplementary protection certificates, registrations, extensions, reissues, reexaminations or divisionals, foreign equivalents or counterparts, and other filings thereof, and including any patents and granted patents arising from the pending applications and all patent prosecution files relating thereto.

1.57	“Person” means an individual, corporation (including a business trust), joint stock company, trust, limited liability company, partnership, unincorporated association, joint venture or other entity.

[***]

EXECUTION COPY

1.58

“Phase III Clinical Trial” means, with respect to a Product, a clinical trial on sufficient numbers of human patients that is designed to establish that such Product is safe and efficacious for its intended use, and to define warnings, precautions and adverse reactions that are associated with such Product in the dosage range to be prescribed, and more directly (than a phase II clinical trial) supporting Marketing Authorization or label expansion of such Product, as described as a phase III clinical trial in 21 C.F.R. §312.21(c), or similar clinical study in a country other than the United States, or any other pivotal trial intended to serve to gather any of the pivotal data that (if favorable) would support Marketing Authorization, as determined by a Governmental Authority in such country.

1.59	“Proceedings” means any suit, action or proceedings arising out of, or in connection with this Agreement.

1.60

“Product” means any and all pharmaceutical preparations in final form containing the Compound or a Backup Compound, whether or not as the sole therapeutically active ingredient or in combination or adjunctive therapy with any other active or inactive ingredient, in any dosage form or formulation or method of delivery.

1.61

“Program Materials” means, in relation to the Compound and any Backup Compound, any and all (a) inventories, including raw materials used in their synthesis and/or manufacture (b) clinical samples, including human sera drawn from clinical trial subjects in all clinical trials, (c) pre-clinical samples, clinical supplies or biological materials collected or obtained for use in all clinical trials together with clinical trial photos and images, (d) laboratory reagents or supplies collected or obtained for use in all clinical trials, (e) other biological, chemical or other materials, compositions of matter, articles of manufacture and assays used in connection with all clinical trials, and all materials containing the Compound or any Backup Compound, and (f) samples and materials used in development for the manufacture of the Compound, any Backup Compound, and the Product including, but not limited to, reference materials, reference standards (for starting material, the Compound and any Backup Compound), stability samples and retained samples in each of (a)-(f) above.

1.62	“Psoriasis Indication” means psoriasis in infants, children, young adults, adults and/or the elderly. [***].

1.63	“Purchased Assets” means: (i) the Ex-China Assets and (ii) if the Second Closing occurs in accordance with this Agreement, the China Assets.

1.64

“Records” means the files (including all electronic data files), documents, correspondence, lists, drawings and specifications, laboratory notebooks, patent lawyer, attorney and agent files and correspondence, creative materials, marketing plans, studies, reports, and other printed or written materials directly related to the Technology (in whatever form or medium), including (i) all clinical or pre-clinical scientific studies and

EXECUTION COPY

data relating to the Compound, any Backup Compound and any Products, (ii) all files and data packages and all correspondence related thereto with any Governmental Authority and/or third parties, including contract manufacturing or research entities, related to the Compound, any Backup Compound, and any Products (including information on clinical and pre-clinical studies and adverse event reports), (iii) all correspondence with any Governmental Authority and/or third parties, including contract manufacturing or research entities, related to the use of the Compound, any Backup Compound and any Products (including any information on clinical and pre-clinical studies, adverse events, written contact regulatory reports and formal minutes with any Governmental Authority and/or third parties, including contract manufacturing or research entities, to the extent records and minutes are normally retained in the ordinary course of regulatory activities), (iv) the information and hard-copy records used in filing, prosecuting, reviving, maintaining, renewing, enforcing, and defending the Patents, and file wrappers and hard- copy correspondence with the patent office in all jurisdictions in which the Patents are pending or granted, (v) all manufacturing documents and information used in the manufacture of the Compound, Backup Compound and the Product for clinical and/or commercial purposes, including but not limited to specifications, manufacturing flow diagrams, protocols and analytical and stability information, (vi) all other documents relating to the Compound and any Products or to the subject matter of the Compound and any Products, and (vii) all financial books, records, statements or reports, to the extent such items relate to the Technology, and (viii) all Know-How.

1.65

“Registrations” means all Regulatory Approvals, filings, authorizations, licences, applications, agreements, permits, INDs and other permissions, including all applications therefor, that cover the manufacture, importation, development, clinical trials, marketing or sale of the Compound, any Backup Compound or any Product.

1.66

“Regulatory Approval” means, with respect to any particular country within the Territory, any and all approvals (excluding price and reimbursement approvals), licenses, registrations, or authorizations of any country, federal, supranational, state or local regulatory agency, department, bureau or other government entity that are necessary for the clinical trials, manufacture, use, storage, import, export, transport or sale of a Product in such jurisdiction.

1.67	“Safety Data Exchange Agreement” has the meaning set forth in Section 7.6.

1.68	“Second Asset Transfer Period” has the meaning given in Section 6.6.

1.69	“Second Closing” means the closing of the sale and purchase of the China Assets, as provided in Article 6 in respect of the China Territory.

1.70	“Second Closing Date” means a date before that Target Date, upon which the Second Closing has occurred in accordance with Article 6.

1.71	“SFDA” means the State Food and Drug Administration of the People’s Republic of China and any successor agency thereto.

[***]

EXECUTION COPY

1.72	“Target Date” means the [***] of the Effective Date or such other date mutually agreed between the Parties.

1.73

“Technology” means any and all Intellectual Property relating to research, development, manufacturing, use or commercialization of the Compound or any Backup Compounds or Product in the Field and physical embodiments thereof, including, without limitation, the Patents, the Program Materials, the Registrations, Know-How, Records, all improvements related thereto, and all trademarks, trade secrets and copyrights associated with the Compound or any Backup Compound or Product.

1.74	“Terminated Contracts” means those contracts listed on Schedule 1.78.

1.75	“Territory” means the Ex-China Territory and the China Territory.

1.76

“Time of First Closing” means 9:00 AM (Pacific Standard Time) on the First Closing Date or such other time and date as the Parties may mutually agree in writing at which time the Parties are to deliver the closing documents and fulfil the conditions of obligations described in Article 5.

1.77

“Time of Second Closing” means 9:00 AM (Pacific Standard Time) on the Second Closing Date or such other time and date as the Parties may mutually agree in writing at which time the Parties are to deliver the closing documents and fulfil the conditions of obligations described in Article 6.

1.78	“Third Party” means any party other than Welichem, GSK or each of their respective Affiliates.

1.79	“Welichem’s Counsel” means [***].

1.80	“WB1-1001” means the Compound and/or a formulation(s) and/or a use thereof developed by Welichem or its Affiliates.

1.81	In this Agreement:

(a)	all references to a particular Section or Schedule shall be a reference to that Section or Schedule in or to this Agreement as it may be amended from time to time pursuant to this Agreement;

(b)	the headings are inserted for convenience only and shall be ignored in construing this Agreement;

(c)	words importing the masculine gender shall include the feminine and vice versa and words in the singular include the plural and vice versa;

(d)

words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust association, organisation or other entity, in each case whether or not having separate legal personality;

[***]

EXECUTION COPY

(e)	the words “include”, “included” and “including” are to be construed without conveying any limitation to the generality of the preceding words;

(f)	reference to any statute or regulation includes any modification or re-enactment of that statute or regulation;

(g)

any reference to notices or consent being sought or given in writing shall require the consent or notice to be signed by an appropriately authorised Person and shall not include consents or notices conveyed by email; and

(h)

any statement in this Agreement qualified by the expression “to the best of Welichem’s knowledge” or “to Welichem’s knowledge” or any similar expression shall mean by reference to the actual knowledge, after due investigation, of [***], [***], or any member of the board of directors of Welichem and    any statement in this Agreement qualified by the expression “to the best of Celestial’s or BWTP’s knowledge” or “to Celestial’s or BWTP’s knowledge” or any similar expression shall mean by reference to the actual knowledge, after due investigation, of the following: [***], [***] or [***].

ARTICLE 2- SALE AND PURCHASE IN THE EX-CHINA TERRITORY

Upon the terms and subject to the satisfaction or waiver of the conditions relating to the First Closing under this Agreement, at the Time of First Closing:

2.1

Purchase and Sale of Ex-China Assets. Welichem shall, with full title guarantee, sell, assign, convey, transfer and deliver to GSK, and GSK shall purchase, accept assignment of, accept transfer of, take delivery of and acquire from Welichem, the entire legal and beneficial ownership, right, title and interest of Welichem in and to the Ex-China Assets (including Ex-China Patents and other Ex-China Technology), free and clear of all Encumbrances, including but not limited to the items set out below for all purposes:

(a)

R&D Materials. All Program Materials, Know-How, data, documents, correspondence, lists, specifications, laboratory notebooks, protocols, studies, reports, and other printed or written materials related to any and all pre-clinical research relating to the Compound, any Backup Compound or any Products for the Ex-China Territory.

(b)

Clinical Data. All Records, data, documents, correspondence, lists, specifications, laboratory notebooks, protocols, studies, reports, and other printed or written materials related to any and all clinical studies relating to the Compound, any Backup Compound or any Products for the Ex-China Territory.

(c)

Regulatory Filings. All Registrations and correspondence with any Governmental Authority relating to the Compound, any Backup Compound or any Products, including, without limitation, any and all filings, regulatory reports and formal minutes of meetings with any Governmental Authority for the Ex-China Territory.

EXECUTION COPY

(d)

Compound and Product Inventory. All inventories of Compound, any Backup Compound, Products and raw materials used to manufacture Compound, any Backup Compound or Products owned or controlled by Welichem for the Ex-China Territory.

(e)

Clinical and Commercial Manufacture. All Records relating to the manufacture of the Compound, any Backup Compound or any Products. Records under this Section 2.1(e) shall include Records for both clinical and commercial manufacture in the Ex-China Territory.

(f)

Ex-China Technology. All Ex-China Technology and Records pertaining thereto, including Ex-China Patents and Know-How relating to the Compound, any Backup Compound or any Products for the Ex-China Territory.

2.2

Assumed Liabilities. GSK shall assume and agree to discharge, or cause its designee to assume and discharge, when due, only the Liabilities arising out of the ownership and use of the Ex-China Assets to the extent relating to periods after the First Closing (the “Assumed Ex-China Liabilities”).

2.3

Excluded Liabilities. Notwithstanding anything to the contrary set forth herein, Welichem and/or its Affiliates, as applicable, shall retain and shall be responsible for paying, performing and discharging when due, and GSK shall not hereby assume or have any responsibility for any and all Liabilities other than the Assumed China Liabilities, including, but not limited to, (i) all Liabilities related to the Ex-China Assets to the extent relating to periods prior to or at the First Closing, (ii) all Liabilities related to any assets of Welichem other than the Ex-China Assets, and (iii) all Liabilities that are not expressly assumed by GSK.

ARTICLE 3 - SALE AND PURCHASE IN THE CHINA TERRITORY

Upon the terms and subject to the satisfaction or waiver of the conditions relating to the Second Closing under this Agreement, at the Time of Second Closing:

3.1

Purchase and Sale of China Assets. Welichem shall, for itself or its designee approved by GSK in writing in advance, use best efforts to purchase, accept assignment of, accept transfer of, take delivery of and acquire the entire legal and beneficial ownership, right, title and interest of Celestial and BWTP in and to the China Assets (including China Patents and other China Technology), free and clear of all Encumbrances, including but not limited to the items set out below for all purposes contemplated by this Agreement and, having made such acquisition, Welichem shall sell, assign, convey, transfer and deliver to GSK or a designee of GSK, and GSK or its designee shall purchase, accept assignment of, accept transfer of, take delivery of and acquire from Welichem, the entire legal and beneficial ownership, right, title and interest of Welichem in and to the China Assets (including China Patents and other China Technology), free and clear of all Encumbrances, including but not limited to the items set out below for all purposes contemplated by this Agreement:

EXECUTION COPY

(a)

R&D Materials. All Program Materials, Know-How, data, documents, correspondence, lists, specifications, laboratory notebooks, protocols, studies, reports, and other printed or written materials related to any and all pre-clinical research relating to the Compound, any Backup Compound or any Products for the China Territory.

(b)

Clinical Data. All Records, data, documents, correspondence, lists, specifications, laboratory notebooks, protocols, studies, reports, and other printed or written materials related to any and all clinical studies relating to the Compound, any Backup Compound or any Products for the China Territory.

(c)

Regulatory Filings. All Registrations and correspondence with any Governmental Authority relating to the Compound, any Backup Compound or any Products, including, without limitation, any and all filings, regulatory reports and formal minutes of meetings with any Governmental Authority for the China Territory.

(d)

Compound and Product Inventory. All inventories of Compound, any Backup Compound, Products and raw materials used to manufacture Compound, any Backup Compound or any Products owned or controlled by Celestial and BWTP for the China Territory.

(e)

Clinical and Commercial Manufacture. All Records relating to the manufacture of the Compound, any Backup Compound or any Products. Records under this Section 3.1(e) shall include Records for both clinical and commercial manufacture in the China Territory.

(f)	China Technology. All China Technology and Records pertaining thereto, including China Patents and Know-How relating to the Compound, any Backup Compound or any Products for the China Territory.

3.2

Assumed Liabilities. GSK shall assume and agree to discharge, or cause its designee to assume and discharge, when due, only the Liabilities arising out of the ownership and use of the China Assets to the extent relating to periods after the Second Closing (the “Assumed China Liabilities.”)

3.3

Excluded Liabilities. Notwithstanding anything to the contrary set forth herein, Welichem, Celestial, BWTP and/or Welichem’s other Affiliates, as applicable, shall retain and shall be responsible for paying, performing and discharging when due, and GSK shall not hereby assume or have any responsibility for any and all Liabilities other than the Assumed Ex-China Liabilities or the Assumed China Liabilities, including, but not limited to, (i) all Liabilities related to the Ex-China Assets to the extent relating to periods prior to or at the First Closing, (ii) all Liabilities related to the China Assets to the extent relating to periods prior to or at the Second Closing (including any Liability under any Terminated Contract), (iii) all Liabilities related to any assets of Welichem, Celestial or BWTP other than the Ex-China Assets or the China Assets, and (iv) all Liabilities that are not expressly assumed by GSK.

[***]

EXECUTION COPY

ARTICLE 4 - DEVELOPMENT, REGULATION, AND PRODUCT COMMERCIALIZATION

4.1

Manufacturing of Compound and Product. GSK shall be solely responsible, at its own expense, for manufacturing, marketing and supplying the Compound, any Backup Compound and all Products for use or sale in (i) the Ex-China Territory after the First Closing Date and (ii) if the Second Closing occurs in accordance with this Agreement, the China Territory after the Second Closing Date.

4.2

Clinical Development. GSK shall be solely responsible for, and shall use Commercially Reasonable Efforts to conduct and fund [***] of the clinical development of the Compound and any Backup Compound and the development and manufacture of all Products for the Atopic Dermatitis Indication and the Psoriasis Indication in (i) the Ex-China Territory after the First Closing and (ii) if the Second Closing occurs in accordance with this Agreement, the China Territory after the Second Closing. GSK shall, not less than once every [***], provide to Welichem a written report in summary form describing the efforts, and results of its efforts, to develop the Compound in accordance with the Development Plan. Such written report shall include a summary of any material changes made to the Development Plan.

4.3

Regulatory Filings. GSK shall be solely responsible for making all regulatory filings for the Products and shall own all Regulatory Approvals for the Products in (i) the Ex-China Territory after the First Closing, and (ii) if the Second Closing occurs in accordance with this Agreement, the China Territory after the Second Closing. GSK shall be exclusively responsible for liaising with and managing all interactions with regulatory agencies in (i) the Ex-China Territory after the First Closing and (ii) if the Second Closing occurs in accordance with this Agreement, the China Territory after the Second Closing. GSK shall, within [***] of becoming aware thereof, inform Welichem in writing of the outcomes of any regulatory approvals in the United States resulting from the interactions described in this Section 4.3.

4.4

Adverse Events Database. After the First Closing, GSK shall maintain a unified worldwide database for recording any adverse events relating to any and all Products in the Ex-China Territory and the China Territory and shall be responsible for the timely reporting of product quality complaints, adverse events and product safety data related to any and all Products in the Ex-China Territory and, if the Second Closing occurs in accordance with this Agreement, in the China Territory after the Second Closing. After the First Closing, GSK shall respond in an effective and timely manner to safety issues and to all requests or inquiries from regulatory bodies in the Ex-China Territory, as required by Applicable Law; provided that Welichem shall cause Celestial and BWTP to enter into the Safety Data Exchange Agreement on the First Closing Date and shall use best efforts to cause Celestial and BWTP to comply with the Safety Data Exchange Agreement thereafter. For clarity, although GSK’s database will record adverse events relating to the Products occurred in both Ex-China Territory and China Territory, GSK has no obligations to report or respond to any adverse events occurred in the China Territory if and only until after the Second Closing occurs in accordance with this Agreement. Notwithstanding anything to the contrary herein, Welichem agrees that, for

[***]

EXECUTION COPY

[***] following the First Closing Date, it shall promptly provide to GSK through a mutually agreed process any adverse events reported in the Ex-China Territory relating to any Compound, Backup Compound or Product of which it becomes aware.

4.5

Commercialization. GSK has the exclusive right, in its sole discretion and at its own expense and using its Commercially Reasonable Efforts, to commercialize, distribute and book sales of any and all Products in the Ex-China Territory. GSK shall use its Commercially Reasonable Efforts to develop the Compound in accordance with the Development Plan. GSK shall be solely responsible (i) for all decisions and negotiations with relevant Governmental Authorities and/or agencies and managed care organizations and payers regarding price and reimbursement of any and all Products in the Ex-China Territory and for all other commercialization activities relating to any and all Products in the Ex-China Territory after the First Closing as well as (ii) if the Second Closing occurs, for all decisions and negotiations with relevant Governmental Authorities and/or agencies and managed care organizations and payers regarding price and reimbursement of any and all Products in the China Territory and for all other commercialization activities relating to any and all Products in the China Territory after the Second Closing.

4.6

Exclusivity. Commencing on the Effective Date and continuing for [***] or until the first Marketing Approval of a Product used for Atopic Dermatitis Indication or the Psoriasis Indication is obtained by or on behalf of GSK, whichever is later, Welichem and its Affiliates shall not, and shall use best efforts to procure Celestial, BWTP and Key Personnel of Welichem, Celestial or BWTP not to, independently or with or through any Third Party, research, develop or commercialize in the Field anywhere in the Territory any products for the treatment of the Psoriasis Indication or Atopic Dermatitis Indication, except, subject to Celestial’s and BWTP’s compliance with the Safety Data Exchange Agreement and the [***] TTA, the research, development or commercialization of [***] by Celestial or BWTP in the Field in the China Territory prior to the Second Closing.

4.7

Development of Other Products. Nothing in this Agreement shall restrict the full right and entitlement of GSK and any Affiliate of GSK to work on its own or with or through any Third Party to research, optimize, develop, manufacture, file any Registration and/or commercialize any compounds and products other than the Compound, any Backup Compound or Products in the Field anywhere in the Territory without any financial obligation to Welichem.

4.8

Exclusions. For greater certainty, nothing in this Agreement shall be deemed to (i) be an assignment by Welichem of any of its rights, title and interest in and to compounds for the treatment of [***] and [***] which are not the Compound or any Backup Compound, or (b) limit or otherwise restrict Welichem’s ability to develop, commercialize and otherwise deal with compounds for the treatment of [***] and [***] which are not the Compound or any Backup Compound.

4.9

Other. On and after the First Closing, Welichem shall immediately cease its control and use of (i) any and all copyrights, trade secrets and trademarks relating to the Ex-China Technology and (ii) any of the Ex-China Assets. On and after the Second Closing, Welichem shall immediately cease its control and use of (i) any and all copyrights, trade secrets and trademarks relating to the China Technology, and (ii) any of the China Assets.

[***]

EXECUTION COPY

ARTICLE 5 - FIRST CLOSING; FIRST ASSET TRANSFER PERIOD

5.1

Closing Date, Time and Place of First Closing. The transfer of title to the Ex-China Assets and the closing of the transactions contemplated by this Agreement to effect the First Closing shall occur on the First Closing Date, at or before the Time of First Closing, at the offices of Welichem’s Counsel, or at such other place as may be agreed upon by the Parties hereto or through the electronic mail exchange of PDF scanned images of the signature pages, followed by original signatures being exchanged by overnight mail or courier.

5.2	Actions at Closing.

(a)	At the Time of First Closing on the First Closing Date, Welichem shall:

(i)

deliver to GSK a Bill of Sale in the form of Schedule 5.2(a)(i), attached hereto and incorporated herein for the assignment, transfer and conveyance of the Ex-China Assets, duly executed by Welichem; and

(ii)	deliver to GSK an Assignment of the Ex-China Patents in the form of Schedule 5.2(a)(ii), attached hereto and incorporated herein, duly executed by Welichem; and

(iii)	deliver to GSK a certified copy of the board of directors’ resolutions of Welichem approving this Agreement, the transactions contemplated thereby and the [***] TTA to GSK; and

(iv)	deliver to GSK a certified copy of the shareholders’ resolution of Welichem approving this Agreement, the transactions contemplated hereby and the [***] TTA to GSK; and

(v)

deliver to GSK a certificate of an officer of Welichem in the form attached as Schedule 5.2(a)(v), certifying that the representations and warranties of Welichem contained in this Agreement are true and correct at and as of the Effective Date and the Time of First Closing; and

(vi)

deliver to GSK notarized executed copies of (A) the [***] TTA duly executed by Welichem, Celestial and BWTP, and (B) the Safety Data Exchange Agreement duly executed by Celestial and BWTP, and (C) a certified copy of the board of directors’ resolutions of each of Celestial and BWTP approving the [***] TTA and the Safety Data Exchange Agreement; and

(vii)

deliver all such filings and submissions to any Governmental Authority, duly executed by Welichem, as are necessary to transfer the rights to the Registrations relating to the [***] from Welichem to GSK; and

[***]

EXECUTION COPY

(viii)	deliver a certificate of Welichem, certifying conditions set forth in Sections 5.3(a), 5.3(b) and 5.3(c) have been met, duly executed by the President and Chief Executive Officer of Welichem; and

(ix)	deliver to GSK all such instruments and documents, duly executed by Welichem, in form and substance acceptable to GSK, as may be necessary to effect the First Closing.

(b)	At the Time of First Closing on the First Closing Date, GSK shall:

(i)	deliver to Welichem a certified copy of the board of directors’ resolution of GSK approving this Agreement and the purchase of the Ex-China Assets from Welichem; and

(ii)

deliver to Welichem a certificate of an officer of GSK certifying that the representations and warranties of GSK contained in this Agreement are true and correct at and as of the Effective Date and the First Closing Date; and

(iii)	deliver a copy of the Safety Data Exchange Agreement executed by GSK; and

(iv)	deliver to Welichem all such instruments and documents, executed by GSK, in form and substance acceptable to Welichem, as may be necessary to effect the First Closing.

5.3

Conditions Precedent to Obligations of GSK. The obligations of GSK to effect the First Closing contemplated hereby are subject to the satisfaction of the following conditions, unless waived in writing by GSK on or prior to the Time of First Closing:

(a)	the representations and warranties of Welichem set forth in this Agreement shall be true and correct as of the Time of First Closing; and

(b)	Welichem shall have performed all of its obligations and covenants required to be performed by it under this Agreement prior to the Time of First Closing; and

(c)	there has been no Material Adverse Change; and

(d)	Welichem shall have executed a Bill of Sale in the form of Schedule 5.2(a)(i), attached hereto and incorporated herein for the assignment, transfer and conveyance of the Ex-China Assets; and

(e)	Welichem shall have executed an Assignment of the Ex-China Patents in the form of Schedule 5.2(a)(ii), attached hereto and incorporated herein; and

(f)	the shareholders of Welichem shall have approved this Agreement, the [***] TTA and the transactions contemplated hereby;

[***]

EXECUTION COPY

(g)	Welichem shall have received the final acceptance of the TSX Venture Exchange with respect to this Agreement and the transactions contemplated hereby; and

(h)

Welichem shall have executed all such filings and submissions to any Governmental Authority, as are necessary to transfer the rights to the Registrations relating to the [***] from Welichem to GSK or GSK’s designee(s);

(i)	Welichem shall have executed the [***] TTA and have caused Celestial and BWTP to execute (A) the [***] TTA and (B) the Safety Data Exchange Agreement; and

(j)

Welichem shall have obtained duly executed copies of any and all Third Party consents, approvals that are necessary for the transfer all of Welichem’s interest in the Ex-China Assets to GSK, in form and substance reasonably satisfactory to GSK and make all such documents available to GSK.

5.4

Conditions Precedent to Obligations of Welichem. The obligations of Welichem to effect the First Closing contemplated hereby are subject to the satisfaction of the following conditions, unless waived in writing by Welichem on or prior to the First Closing Date:

(a)	The representations and warranties of GSK set forth in this Agreement shall be true and correct as of the Time of First Closing; and

(b)	GSK shall have performed all of its obligations and covenants required to be performed by or on behalf of it under this Agreement prior to the Time of First Closing; and

(c)	Welichem shall have received the final acceptance of the TSX Venture Exchange with respect to this Agreement and the transactions contemplated hereby; and

(d)	GSK shall have executed a Bill of Sale in the form of Schedule 5.2(a)(i), attached hereto and incorporated herein for the assignment, transfer and conveyance of the Ex-China Assets; and

(e)	GSK shall have executed an Assignment of the Ex-China Patents in the form of Schedule 5.2(a)(ii), attached hereto and incorporated herein; and

(f)	GSK shall have executed the Safety Data Exchange Agreement.

5.5	Risk of Loss. The Ex-China Assets shall be and remain at the risk of Welichem and risk of loss of the Ex-China Assets shall only pass to GSK upon receipt of such relevant Ex-China Assets by GSK.

5.6

Transfer after Time of First Closing. Title to the Ex-China Assets shall pass to GSK on the First Closing Date. Welichem shall deliver all the Ex-China Assets and/or physical embodiments of the Ex-China Assets, including all Assets listed on the Ex-China Asset

[***]

EXECUTION COPY

Schedule, and direct its agents to forward the Records held by them on behalf of Welichem to GSK as soon as practicable after the First Closing, which delivery and transfer shall complete no later than [***] following the First Closing Date (the “First Asset Transfer Period”) and GSK shall confirm with Welichem in writing its receipt of the Ex-China Assets as such assets are received. In the event that GSK seeks additional data from Welichem pertaining to the Ex-China Assets, GSK may, during the First Asset Transfer Period, make a specific request to Welichem for copies of such additional data. If, despite Welichem using all reasonable efforts, it cannot locate such additional data, Welichem shall promptly notify GSK in writing no later than [***] after the request. GSK shall be responsible for the physical transfer of the Ex-China Assets (including compliance and costs associated with any export control laws or regulations and any required governmental authorizations) during the First Asset Transfer Period.

5.7

Manufacturing Know-How. Welichem shall disclose to GSK, GSK’s Affiliates and any of GSK’s Third Party contract manufacturers, and shall cause any other relevant Third Party to disclose any and all, of its Know-How relating to the development and manufacture of the Compound, any Backup Compound or the Product.

5.8

Expenses for Transfer of the Ex-China Assets. Except as provided in this Agreement, after the Time of First Closing, GSK shall be responsible for all costs related to the recordation and perfection of the assignment of the Ex-China Assets and GSK shall bear all costs and fees imposed by Governmental Authorities related thereto and all postage costs. Except as otherwise expressly provided herein, all other costs, fees and expenses arising from the transfer of the Ex-China Assets to GSK as contemplated by this Agreement shall be paid by the Party incurring such costs and expenses.

5.9

Registration of Ex-China Assets. After the First Closing Date, GSK shall be responsible, [***], for the filing, prosecution and maintenance of all Intellectual Property within the Ex-China Technology in the Ex-China Territory as well as any Intellectual Property applications which arise during the term of the Agreement which are related to Compound, any Backup Compound or any Product. GSK shall be solely responsible, at [***] discretion, for the enforcement and defence of all matters (i) relating to Intellectual Property that is part of the Ex-China Technology or that relates to a Compound, any Backup Compound or Product in the Ex-China Territory and (ii) if and after the occurrence of the Second Closing, relating to Intellectual Property that is part of the China Technology or that relates to a Compound, any Backup Compound or Product in the China Territory. GSK shall determine at its sole discretion, which patents, if any, it shall list in the U.S. Food and Drug Administration’s Orange Book or similar listings in other jurisdictions in the Ex-China Territory.

5.10

Assistance after First Closing Date. Welichem shall continue to employ [***] and [***] for the [***] period immediately following the First Closing Date and shall use best efforts to cause Celestial or BWTP to continue to employ [***], [***] and [***] until [***] after the Second Closing Date and shall make such employees available to assist GSK, solely upon its request, with the transfer of the Ex-China Assets. GSK shall pay Welichem [***]

[***]

EXECUTION COPY

[***] per hour for each of [***] and [***] assistance, with a minimum engagement of [***] that such assistance is requested. For clarity, GSK shall not be required to make any payment or accept any services under this Section 5.10 if GSK has not requested such services of Welichem, [***] or [***].

5.11

Compliance. Following the Time of First Closing, Welichem shall at all times comply with the [***] TTA and shall use best efforts to procure Celestial and BWTP to comply with the Safety Data Exchange Agreement and the [***] TTA.

ARTICLE 6 - SECOND CLOSING; SECOND ASSET TRANSFER PERIOD

6.1

Closing Date; Time and Place of Second Closing. The transfer of title to the China Assets (including, but not limited to those listed on the China Asset Schedule) and the closing of the transactions contemplated by this Agreement to effect the Second Closing shall occur on the Second Closing Date, at or before the Time of Second Closing, at the offices of Welichem’s Counsel, or at such other place as may be agreed upon by the Parties hereto or through the electronic mail exchange of PDF scanned images of the signature pages, followed by original signatures being exchanged by overnight mail or courier.

6.2	Actions at Second Closing.

(a)	At the Time of Second Closing on the Second Closing Date, Welichem shall:

(i)

deliver to GSK a Bill of Sale in the form of Schedule 6.2(a)(i), attached hereto and incorporated herein for the assignment, transfer and conveyance of the China Assets to GSK, duly executed by Welichem; and

(ii)	deliver to GSK an Assignment of the China Patents in the China Territory in the form of Schedule 6.2(a)(ii), attached hereto and incorporated herein, duly executed by Welichem; and

(iii)

deliver to GSK a certificate of an officer of Welichem in the form attached as Schedule 6.2(a)(iii), certifying that the representations and warranties of Welichem contained in this Agreement are true and correct at and as of the Time of Second Closing; and

(iv)

deliver to GSK all such instruments and documents evidencing the consummation of Welichem’s acquisition of the China Assets from Celestial and BWTP in full compliance with Applicable Law and this Agreement, including without limitation, (A) the relevant shareholders’ and board of directors’ resolutions of each of Welichem, Celestial and BWTP approving such sale/acquisition, (B) an asset purchase agreement for Welichem’s acquisition of the China Assets from Celestial and BWTP, duly executed by Celestial, BWTP and Welichem; (C) a confirmation that

EXECUTION COPY

the assignment of the China Patents from BWTP to Welichem has been registered, (D) notarized copies of MIH’s Consent and Waiver and the Collaborators’ Consent and Waiver, duly executed by the MIH and the collaborators respectively, (E) approval by the SFDA of the transfer of the to the Registrations, including the CTA, from Celestial to Welichem (or its designee approved by GSK) and (F) all other Third Party consents, approvals necessary for transfer of all of Celestial’s and BWTP’s interest in the China Assets to Welichem or its designee approved by GSK in writing in advance, in each case, in the form and substance satisfactory to GSK; and

(v)

deliver to GSK a certificate of Welichem, certifying conditions set forth in Sections 6.3(a), 6.3(b) and 6.3(c) have been met, duly executed by the President and Chief Executive Officer of Welichem; and

(vi)

deliver all such filings and submissions to any Governmental Authority, duly executed by Welichem, Celestial and/or BWTP, as are necessary to transfer the rights to the Registrations from Welichem (or its designee approved by GSK) to GSK, including filing a supplemental CTA to transfer the ownership of the CTA to GSK; and

(vii)	deliver to GSK all such instruments and documents, duly executed by Welichem, in form and substance acceptable to GSK, as may be necessary to effect the Second Closing.

(b)	At the Time of Second Closing on the Second Closing Date, GSK shall:

(i)	deliver to Welichem a certified copy of the board of directors’ resolutions of GSK approving this Agreement, and the purchase of the China Assets from Welichem; and

(ii)

deliver to Welichem a certificate of an officer of GSK certifying that the representations and warranties of GSK contained in this Agreement are true and correct at and as of the Second Closing Date; and

(iii)

deliver to Welichem a Bill of Sale in the form of Schedule 6.2(a)(i), attached hereto and incorporated herein for the assignment, transfer and conveyance of the China Assets to GSK, duly executed by GSK or its designee; and

(iv)	deliver to Welichem an Assignment of the China Patents in the China Territory in the form of Schedule 6.2(a)(ii), attached hereto and incorporated herein, duly executed by GSK or its designee; and

(v)	deliver to Welichem all such instruments and documents, executed by GSK or its designee, in form and substance acceptable to Welichem, as may be necessary to effect the Second Closing.

[***]

EXECUTION COPY

6.3

Conditions Precedent to Obligations of GSK. The obligations of GSK to effect the Second Closing contemplated hereby are subject to the satisfaction of the following conditions, unless waived in writing by GSK on or prior to the Time of Second Closing:

(a)	the representations and warranties of Welichem set forth in this Agreement shall mutatis mutandis be true and correct as of the Time of Second Closing; and

(b)	Welichem shall have performed all obligations and covenants required to be performed by it under this Agreement prior to the Second Closing prior to the Target Date; and

(c)	there has been no Material Adverse Change; and

(d)	Welichem shall have executed a Bill of Sale in the form of Schedule 6.2(a)(i), attached hereto and incorporated herein for the assignment, transfer and conveyance of the China Assets to GSK; and

(e)	Welichem shall have executed an Assignment of the China Patents in the China Territory in the form of Schedule 6.2(a)(ii), attached hereto and incorporated herein; and

(f)

Celestial and BWTP shall have sold and transferred, or committed to sell and transfer unconditionally and irrevocably, to Welichem, and Welichem shall have purchased and acquired, or committed to purchase and acquire unconditionally and irrevocably, from Celestial and BWTP the China Assets, free and clear of all Encrumbrances, in full compliance with Applicable Laws and this Agreement and to the satisfaction of GSK prior to the Target Date; and

(g)

Celestial and BWTP shall have obtained the MIH’s Consent and Waiver and the Collaborators’ Consent and Waiver with respect to the transfer of the CTA and intellectual property generated under the Funding Agreements from Welichem to GSK, in each case, in the form satisfactory to GSK, duly executed by the MIH and the Collaborator respectively prior to the Target Date; and

(h)

Welichem, Celestial, BWTP shall have executed all such filings and submissions to any Governmental Authority, as are necessary to transfer the rights to the Registrations from Welichem to GSK, including filing a supplemental CTA to transfer the ownership of the CTA to GSK prior to the Target Date; and

(i)

The [***] Funding Agreement has been terminated with GSK’s consent and not as a result of Celestial’s or BWTP’s breach or expired, with no outstanding obligations or Liabilities, prior to the Target Date; and

(j)

GSK shall have received duly executed copies of any and all other Third Party consents, approvals, and assignments contemplated by this Agreement and necessary for transfer of all of Welichem’s interest in the China Assets, in form and substance reasonably satisfactory to GSK and make all such documents available to GSK prior to the Target Date; and

[***]

EXECUTION COPY

(k)	none of Celestial, BWTP or Welichem shall have breached the [***] TTA; and

(l)	neither Celestial nor BWTP shall have breached the Safety Data Exchange Agreement.

6.4

Conditions Precedent to Obligations of Welichem. The obligations of Welichem to effect the Second Closing contemplated hereby are also subject to the satisfaction of the following conditions, unless waived in writing by Welichem on or prior to the Second Closing Date:

(a)	The representations and warranties of GSK set forth in this Agreement shall mutatis mutandis be true and correct as of the Time of Second Closing; and

(b)	GSK shall have performed all obligations and covenants required to be performed by or on behalf of it under this Agreement prior to the Time of Second Closing; and

(c)

GSK or its designee shall have executed a Bill of Sale in the form of Schedule 6.2(a)(i) attached hereto and incorporated herein for the assignment, transfer and conveyance of the China Assets to GSK; and

(d)	GSK or its designee shall have executed an Assignment of the China Patents in the China Territory in the form of Schedule 6.2(a)(ii), attached hereto and incorporated herein.

6.5

Risk of Loss. The China Assets shall be and remain at the risk of Welichem, Celestial and BWTP and risk of loss of the China Assets shall only pass to GSK upon receipt of such relevant China Asset of the China Territory by GSK.

6.6

Transfer after Time of Second Closing. Title to the China Assets shall pass to GSK on the Second Closing Date. Welichem shall deliver all the China Assets and/or physical embodiments of the China Assets, and direct its agents to forward the Records held by them on behalf of Welichem to GSK as soon as practicable after the Second Closing, which shall complete no later than [***] following the Second Closing Date (the “Second Asset Transfer Period”) and GSK shall confirm with Welichem in writing its receipt of the China Assets as such assets are received. In the event that GSK seeks additional data from Welichem pertaining to the China Assets, GSK may, during the Second Asset Transfer Period, make a specific request to Welichem for copies of such additional data. If, despite Welichem using all reasonable efforts (including seeking such data from Celestial and BWTP) it cannot locate such additional data, Welichem shall promptly notify GSK in writing no later than [***] after the request. GSK shall be responsible for the physical transfer of the China Assets (including compliance and all costs associated with any export control laws or regulations and any required governmental authorizations) during the Second Asset Transfer Period.

6.7	Manufacturing Know-How. Welichem shall disclose to GSK, GSK’s Affiliates and any of GSK’s Third Party contract manufacturers, and shall cause any other relevant Third

[***]

EXECUTION COPY

Party (including Celestial and BWTP) to disclose any and all, of its Know-How relating to the development and manufacture of the Compound or any Backup Compound in the China Territory.

6.8

Expenses for Transfer of the Purchased Assets. Except as provided in this Agreement, after the Second Closing, GSK shall be responsible for all costs related to the recordation and perfection of the assignment of the China Assets and GSK shall bear all costs and fees imposed by Governmental Authorities related thereto and all postage costs. Except as otherwise expressly provided herein, all other costs, fees and expenses arising from the transfer of the China Assets to GSK as contemplated by this Agreement shall be paid by the Party incurring such costs and expenses.

6.9

Registration of China Assets. After the Second Closing Date, GSK shall be responsible, [***], for the filing, prosecution and maintenance of all Intellectual Property within the China Technology in the China Territory as well as any Intellectual Property applications which arise during the term of the Agreement which are related to any Compound, Backup Compound or Product. GSK shall be solely responsible, at is sole expense and discretion, for the enforcement and defence of all matters relating to Intellectual Property that is part of the China Technology or that relates to any Compound, Backup Compound or Product.

6.10

Assistance after Second Closing Date. Welichem shall use best efforts to procure that Celestial and BWTP will continue to employ [***], [***] and [***] for the [***] period following the Second Closing Date and will make such employee available to assist GSK with the transfer of the China Assets. Welichem shall use best efforts to cause Celestial and BWTP to make such employees available to assist GSK, solely upon its request, with the transfer of the China Assets.

6.11

Exclusive License after Second Closing Date. Welichem shall grant GSK or GSK’s designee an exclusive, royalty free, fully-paid, irrevocable license under the Intellectual Property contained in the China Assets for any use in any manner, effective upon the Second Closing and for the period until the registrations of assignment of the foregoing Intellectual Property with the applicable Governmental Authority have become effective.

6.12

Records. GSK acknowledges that the assignment of certain Records developed pursuant to the Funding Agreements might be prohibited. In any such case, Welichem shall be deemed to satisfy its obligations under this Agreement by providing for the grant of an exclusive license to GSK to use such Records as required by GSK or a non-exclusive license to GSK if the grant of an exclusive license is prohibited, in which case, Welichem shall covenant and shall cause Celestial and BWTP to covenant not to grant any license to any third party to use or access to such Records.

EXECUTION COPY

ARTICLE 7- POST-SIGNING COVENANTS

Welichem covenants and agrees to take the following actions after the Effective Date:

7.1

Due Diligence by GSK. Welichem shall afford and use best efforts to cause Celestial and BWTP to afford the officers, employees and authorized representatives of GSK (including independent public accountants and attorneys) complete access during normal business hours to the employees, offices, properties, laboratories and other facilities of Welichem, Celestial and BWTP and other Affiliates of Welichem and to all books and Records of Welichem, Celestial and BWTP and other Affiliates of Welichem with respect to the Purchased Assets to the extent GSK shall deem necessary or desirable, and shall furnish to GSK or its authorized representatives with all financial, operating and other data and information concerning the Purchased Assets as shall be reasonably requested and any other reports and documents filed by Welichem, Celestial and BWTP and other Affiliates of Welichem during such period with any Governmental Authority pursuant to the requirements of applicable Law relating to the Purchased Assets, including all such information as shall be necessary to enable GSK or its representatives to verify the accuracy of the representations and warranties contained in this Agreement, to verify that the covenants of Welichem contained in this Agreement have been complied with and to determine whether the closing conditions have been satisfied. No investigation made by GSK or its representatives hereunder shall affect the representations and warranties of Welichem or its Affiliates hereunder.

7.2	Preserve Accuracy of Representations and Warranties; Notification of Certain Matters.

(a)

Welichem shall refrain and shall use best efforts to cause Celestial and BWTP to refrain from taking any action which would render any representation or warranty contained in this Agreement inaccurate as of the First Closing Date and the Second Closing Date. Welichem shall promptly notify GSK any action that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement.

(b)

During the period prior to the Second Closing, Welichem shall notify GSK of (i) any Material Adverse Change in the condition of the Purchased Assets of which Welichem becomes aware, (ii) any action that is threatened, brought, asserted or commenced against Welichem or its Affiliates relating to the Purchased Assets, and (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

7.3

Consents of Third Parties. During the period prior to the First Closing, Welichem shall act diligently and reasonably in attempting to obtain, the consent, approval or waiver, in form and substance reasonably satisfactory to GSK, from its shareholder, third parties to permit the transfer of the Ex-China Asset to GSK or to otherwise satisfy the conditions set forth in Section 5.3; provided, however, that Welichem shall not make any agreement or understanding affecting the Ex-China Assets as a condition for obtaining any such consents or waivers except with the prior written consent of GSK.

7.4

Operations Prior to the Closing Date. Welichem shall operate and carry on and shall use best efforts to cause Celestial and BWTP to operate and carry on the development activities only in the ordinary course and substantially as presently operated.

[***]

EXECUTION COPY

Notwithstanding the foregoing, except with the prior written consent of GSK, Welichem shall not, to the extent related to any Ex-China Assets in the Ex-China Territory, and shall use best efforts to cause Celestial and BWTP not to, to the extent related to any China Assets in the China Territory:

(a)	make any change in the Purchased Assets or the development of the Purchased Assets;

(b)	violate, terminate, amend, extend, renew, assign or otherwise modify, breach, default or waive any of the terms of the [***] Funding Agreement;

(c)	permit the lapse of any right relating to Intellectual Property rights contained in the Purchased Asset;

(d)

enter into any contract to license any of Intellectual Property contained in the Purchased Assets or renew, extend, expand, or otherwise amend the terms of any existing license or Encumbrance on the Intellectual Property contained in the Purchased Assets;

(e)

directly or indirectly sell, license, lease (as lessor), transfer or otherwise dispose of (including any transfers by Welichem, Celestial or BWTP to any of its Affiliates, or between Welichem’s, Celestial’s or BWTP’s Affiliates or to any third party), or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on, any of the Purchased Assets;

(f)	fail to maintain any Registration, or surrender, revoke or otherwise terminate any Registration, except in connection with any renewal or reissuance of any such Registration;

(g)

waive, release or assign any material rights, which rights, but for such waiver, release or assignment, would have been classified as a Purchased Asset, other than in the ordinary course of business consistent with past practice;

(h)

institute, settle or agree to settle any action, hearing, claim, grievance or other proceeding by or before any Governmental Authority that creates or imposes any continuing obligation or restriction on the Purchased Assets; or

(i)	take or omit to take any action that could reasonably be expected to a Material Adverse Change to the Purchased Assets.

7.5

[***] TTA. Prior to the First Closing, Welichem shall enter into and shall cause Celestial and BWTP to enter into the [***] TTA, and shall not, at any time thereafter, violate, terminate, amend, assign or otherwise modify, breach, default or waive any of the terms of the [***] TTA, except with GSK’s written approval.

7.6

Safety Data Exchange Agreement. Prior to the First Closing, Welichem shall cause Celestial and BWTP to enter into a pharmacovigilance agreement with GSK, substantially in the form attached hereto as Schedule 1.58 (the “Safety Data Exchange Agreement”).

[***]

EXECUTION COPY

7.7

Transfer of China Assets. Welichem shall use its best efforts to cause Celestial and BWTP to sell, assign, convey, transfer and deliver to Welichem, and Welichem shall purchase, accept assignment of accept transfer of, take delivery of and acquire from Celestial and BWTP, the entire legal and beneficial ownership, right, title and interest in and to the China Assets, free and clear of all Encumbrances and in full compliance with Applicable Laws prior to the Target Date. Welichem shall, and shall use its best efforts to cause Celestial and BWTP to, prepare, sign and deliver all such documents and take all such actions as are necessary to consummate and effect such transfer, including those contemplated under Sections 7.8 and 7.9 below, prior to the Target Date.

7.8	Consents and Waivers from the MIH and Collaborators.

(a)

During the period prior to the Target Date, Welichem shall act and shall use best efforts to cause Celestial and BWTP to use best efforts to obtain from MIH (i) a consent to the proposed transfer of the China Assets to Welichem (or its designee approved by GSK) and further transfer to GSK or its designee, including transfer of all Intellectual Property (including preclinical and clinical data) generated under either Funding Agreements and the CTA, and (ii) a waiver from the MIH of its right against any breach of the [***] Funding Agreement or the [***] Funding Agreement by Celestial resulting from its transfer of the China Assets to BWTP (such consent, release and waiver, “MIH’s Consent and Waiver”).

(b)

If and when MIH’s Consent and Waiver is obtained, Welichem shall use best efforts to cause Celestial and BWTP to promptly start their negotiation with all third party collaborators to the Funding Agreements and obtain (i) from other parties to the [***] Funding Agreement and the [***] Funding Agreement for transfer and disclosure of confidential information (including the preclinical data) created thereunder to Welichem (or its designee approved by GSK) and further to GSK, and (ii) a waiver from all such third party collaborators of their right against any breach of the [***] Funding Agreement or the [***] Funding Agreement by Celestial resulting from its transfer of the China Assets to BWTP (such consent, release and waiver, the “Collaborators’ Consent and Waiver”).

(c)

Welichem shall use best efforts to ensure that in communicating with the MIH and the third party collaborators, Celestial and BWTP will not disclose the identity of GSK without GSK’s prior written approval. If the MIH or the third party collaborators requests the disclosure of GSK’s identity, Welichem shall notify GSK promptly before Celestial or BWTP is permitted to make any disclosure.

(d)

Welichem shall use best efforts to ensure that GSK is fully and timely informed, on a [***] basis as a minimum, about the status, issues and progresses in the negotiation of Celestial and BWTP with the MIH and Celestial’s collaborators. Welichem shall, and shall use best efforts to ensure that without the prior written

[***]

EXECUTION COPY

consent of GSK, Celestial and BWTP will not, make any agreement or understanding with the MIH or any Third Party that would affect the China Assets as a condition for obtaining the MIH’s Consent and Waiver or the Collaborators’ Consent and Waiver.

7.9	Transfer of CTA in China.

(a)

Once Celestial and BWTP have obtained the MIH’s Consent and Waiver as well as the Collaborators’ Consent and Waiver, Welichem shall use best efforts to cause Celestial to file a supplemental CTA with the SFDA, requesting the SFDA to assign the CTA to Welichem (or its designee approved by GSK) in connection with Welichem’s acquisition of the China Assets from Celestial and BWTP.

(b)

Once Welichem successfully completed its Welichem’s acquisition of the China Assets from Celestial and BWTP and obtained the MIH’s Consent and Waiver as well as the Collaborators’ Consent and Waiver in connection with GSK’s acquisition of the China Assets from Welichem, Welichem or GSK shall file a supplemental CTA with the SFDA, requesting the SFDA to assign the CTA to GSK at the Second Closing.

ARTICLE 8- PURCHASE PRICE AND MILESTONES

8.1

First Closing Payment and Milestones. In consideration of the sale, assignment and conveyance and delivery of the Ex-China Assets pursuant to Article 2 and Article 5, GSK shall pay Welichem for the Ex-China Assets [***], payable upon First Closing (the “First Closing Payment”) in accordance with Section 8.3, and the following milestone payments (each, a “Milestone Payment”) upon the achievement of the corresponding milestone event (each, a “Milestone”) in accordance with Section 8.4;

[***]

[***]

[***]

[***]

[***]

EXECUTION COPY

[***]

[***]

[***]

[***]

8.2

Second Closing Payment. In consideration of the sale, assignment and conveyance and delivery of the China Assets pursuant to Article 3 and Article 6, GSK shall pay to Welichem for the China Assets [***] after the Second Closing in respect of the China Assets (the “Second Closing Payment”) in accordance with Section 8.3. For clarity, it shall be the sole responsibility of Welichem to pay Celestial and BWTP consideration for the transfer of the China Assets from Celestial and BWTP to Welichem and GSK will not be obliged to make additional payments to Celestial and BWTP in addition to the amount paid to Welichem. For clarity, further, this Second Closing Payment will be payable only if the Second Closing occurs on or prior to the Target Date.

8.3

Manner of Payment of First Closing and Second Closing Payments. GSK shall pay the First Closing Payment to Welichem by electronic wire transfer into the trust account of Welichem’s Counsel in a British Columbia, Canadian bank within [***] after the First Closing; provided that GSK receives prior to the First Closing an Invoice from Welichem, accompanied by a letter from Welichem’s Counsel confirming that all conditions precedent to GSK’s obligations to close set forth in Section 5.3 have been satisfied. GSK shall pay the Second Closing Payment to Welichem by electronic wire transfer into the account designated by Welichem in writing on the Invoice for the Second Closing Payment within [***] after the Second Closing; provided that GSK receives prior to the Second Closing an Invoice from Welichem, accompanied by accompanied by a letter from Welichem’s Counsel confirming that all conditions precedent to GSK’s obligations to close set forth in Section 6.3 have been satisfied.

8.4

Manner of Payment of the Milestones. GSK shall notify Welichem in writing of the achievement of a Milestone within [***] of its achievement. Each of Milestone Payment would be made within [***] of the date of an Invoice from Welichem.

8.5

First Product Only. Each Milestone Payment in Section 8.1 above, would be paid only once regardless of how many times a Product or different Products achieve the corresponding Milestone event, and no payment would be due for any Milestone that is not achieved. For clarity, GSK would pay a maximum of [***] in total for the Milestone Payments, no matter how many Products are tested in clinical trials or sold in the Territory.

[***]

EXECUTION COPY

8.6

Interest. GSK shall pay interest to Welichem on the aggregate amount of any payments that are not paid on or before the date such payments are due under this Agreement at a rate per annum equal to the lesser of the prime rate of interest plus [***], as reported by THE WALL STREET JOURNAL, or the highest rate permitted by Applicable Law, compounded annually, and calculated on the number of days such payments are paid after the date such payments are due.

8.7	Currency. All payments under this Agreement shall be made in Canadian dollars (CAD$).

8.8

Taxes. Welichem shall be responsible for and shall pay all foreign, federal, state and local taxes payable on any income or gain resulting from the sale of the Purchased Assets to GSK. For clarity, Welichem shall be responsible for all taxes in connection with the amounts paid by GSK as per Sections 8.1 and 8.2. If GSK is required to withhold and remit any tax to the revenue authorities in any country in the Territory regarding the payments due to the laws of such country, such amount shall be withheld by GSK and GSK shall notify Welichem and furnish it with copies of any documentation evidencing such withholding and assist it/them to recover any such withheld amounts.

ARTICLE 9- CONFIDENTIALITY

9.1

Definition. “Confidential Information” means all proprietary or confidential information disclosed by a Party to the other Party pursuant to this Agreement. Without limitation, Confidential Information shall include any confidential or commercially sensitive information relating to GSK and Welichem and any of their Affiliates. For purposes of clarification, (i) up to and at the Time of the First Closing, all Confidential Information contained in the Ex-China Assets shall be deemed the Confidential Information of Welichem and thereafter shall be deemed the Confidential Information of GSK and no longer the Confidential Information of Welichem and (ii) up to and at the Time of the Second Closing, if it occurs, all Confidential Information contained in the China Assets shall be deemed the Confidential Information of Welichem, Celestial and BWTP and thereafter shall be deemed the Confidential Information of GSK and no longer the Confidential Information of Welichem, Celestial or BWTP.

9.2	Exclusions. Confidential Information excludes the following:

(a)	information which at the time of disclosure hereunder is already in the public domain;

(b)	information which becomes available to the public through no fault of the receiving Party; or

(c)	information which the receiving Party receives from a Third Party which has no confidentiality obligation to the disclosing Party and duly possesses it.

EXECUTION COPY

9.3

Non-Disclosure of Confidential Information. The receiving Party shall not use the disclosing Party’s Confidential Information in any manner whatsoever other than solely in connection with the performance of its obligations under this Agreement, provided however, that Welichem may disclose Confidential Information regarding this Agreement to Celestial and BWTP and its respective legal counsel under obligations of confidentiality no less onerous than those contained in this Agreement in respect of either Party.

9.4

Disclosure Required By Law. Notwithstanding the foregoing, Confidential Information may be disclosed to the extent required by law, regulation or order of a competent authority (including any regulatory or Governmental Authority or securities exchange) to be disclosed by the receiving Party; provided that, where practicable, the disclosing Party is given reasonable advance notice of the intended disclosure and the right to attempt to protect the confidentiality of the Confidential Information before any Governmental Authority.

9.5

Publicity. The Parties agree that the public announcement of the execution of this Agreement shall be substantially in the form of the press release attached as Schedule 9.5. Each of the Parties hereto agrees not to disclose to any Third Party the financial or other material terms of this Agreement without the prior written consent of the other Party hereto, except to advisors, investors and others on a need-to-know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by law.

ARTICLE 10- REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1

Representations and Warranties of GSK. GSK hereby represents and warrants to Welichem, and acknowledges that Welichem is relying on such representations and warranties in connection with the transactions contemplated by this Agreement, that as of (i) the First Closing Date, and (ii) the Second Closing Date (if and when the Second Closing occurs):

(a)

Incorporation, Organization and Qualification of GSK. GSK is a corporation duly incorporated, validly existing and in good standing under the law of its jurisdiction, and has all necessary corporate power to own or lease its property and to carry on its business as now being conducted by it and to execute, deliver and perform its obligations under this Agreement.

(b)

Corporate Action. This Agreement, and any other agreements and instruments executed in connection herewith and therewith are the valid and binding obligations of GSK, enforceable with their respective terms, subject to bankruptcy, insolvency or similar laws of general application affecting the enforcement of rights of creditors, and subject to equitable principles limiting rights to specific performance or other equitable remedies and subject to the effect of federal and state securities laws on the enforceability of indemnification provisions relating to liabilities arising under such laws, including all Applicable Laws. The execution, delivery and performance of this Agreement and any other agreement and instruments executed in connection herewith and therewith have been duly authorized by all necessary corporate action.

[***]

EXECUTION COPY

(c)

Governmental Approvals. No authorization, consent, approval, license, exemption of or filing or registration with any court or Governmental Authority, under any Applicable Laws, rules or regulations presently in effect, is or shall be necessary for, or in connection with the execution or delivery by GSK of the Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement.

10.2

Representations, Warranties and Covenants of Welichem. Welichem hereby represents, warrants, and covenants to GSK, and acknowledges that GSK is relying on such representations, warranties and covenants in connection with the transactions contemplated by this Agreement, that as of (i) the Time of First Closing, and (ii) the Time of Second Closing:

(a)

Incorporation, Organization and Qualification of Welichem. Welichem is a corporation duly incorporated, validly existing and in good standing under the law of British Columbia, and has the corporate power to own (i) at the Time of First Closing the Ex-China Assets and (ii) at the Time of Second Closing (in the event that the Second Closing occurs, if ever), the China Assets, and to carry on its business as now being conducted by it and to execute, deliver and perform this Agreement.

(b)	Organization of Welichem, BWTP and Celestial. The information set out in Schedule 10.2(b) is true, accurate and not misleading in all and any material respects.

(c)

Corporate Action. This Agreement, the [***] TTA and any other agreements and instruments executed in connection herewith and therewith are the valid and binding obligations of Welichem, enforceable with their respective terms, subject to bankruptcy, insolvency or similar laws of general application affecting the enforcement of rights of creditors, and subject to equitable principles limiting rights to specific performance or other equitable remedies and subject to the effect of federal and state securities laws on the enforceability of indemnification provisions relating to liabilities arising under such laws, including all Applicable Laws. The execution, delivery and performance of this Agreement, the [***] TTA and any other agreement and instruments executed in connection herewith and therewith have been duly authorized by Welichem, all necessary corporate action and where required, the shareholders of Welichem.

(d)

Governmental Approvals. No authorization, consent, approval, license, exemption of or filing or registration with any court or Governmental Authority, under any Applicable Laws, rules or regulations presently in effect, is or shall be necessary for, or in connection with the execution or delivery by Welichem of the Agreement, the [***] TTA or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations hereunder or thereunder.

[***]

EXECUTION COPY

(e)

Compliance with Law. To the best of Welichem’s knowledge, after having conducted all careful and diligent enquiries, Welichem and its Affiliates have complied and are in compliance with all applicable foreign, federal, provincial, state and local laws, statutes, licensing requirements, rules and regulations, and judicial or administrative decisions applicable to their ownership and use of the Purchased Assets, including without limitation all Applicable Laws regarding the development, clinical testing, manufacture, licensing, marketing, promotion, importation, exportation or other use of pharmaceutical products, except where such failure to do so would not materially adversely affect, or reasonably be expected to so affect, any of the Purchased Assets or the ability of Welichem or its Affiliates to consummate the transactions contemplated herein.

(f)

No Conflicts. The execution, delivery and performance of this Agreement, the [***] TTA or any other agreement or instrument executed in connection herewith by Welichem (a) are not prohibited or limited by, and will not result in the breach or default under, any provision of the Bylaws, Articles of Association or similar constitutional document of Welichem or third party contracts of Welichem, (b) assuming all of the consents, approvals, authorizations and permits under this Agreement, the [***] TTA or any other agreement or instrument executed in connection herewith will not conflict with any Applicable Law applicable to Welichem or its Affiliates.

(g)	Title to Purchased Assets

(i)

Welichem is (i) at the Time of First Closing, the sole and exclusive legal and beneficial owner of the Ex-China Assets, free and clear of any and all Encumbrances and it has the right to sell and transfer to GSK the full legal and beneficial interest in the Ex-China Assets in accordance with the terms set out in this Agreement, and (ii) at the Time of Second Closing (in the event that the Second Closing occurs, if ever) the sole and exclusive legal and beneficial owner of the China Assets, free and clear of any and all Encumbrances and it has the right to sell and transfer to GSK or its designee the full legal and beneficial interest in the China Assets in accordance with the terms set out in this Agreement. By virtue of the deliveries made at (i) the Time of First Closing and (ii) the Time of Second Closing (in the event that the Second Closing occurs, if ever), GSK shall obtain good and marketable title to the Ex-China Assets after the First Closing and to the China Assets after the Second Closing (if the Second Closing occurs) respectively, free and clear of any and all Encumbrances.

(ii)

Welichem has not granted and shall not grant any right to any Affiliate or Third Party which would conflict with the rights granted to GSK hereunder and Welichem shall not take (or cause any other Person or

EXECUTION COPY

entity to take) any action that shall conflict with, contravene or otherwise limit or restrict the rights of GSK or the right of GSK to enjoy the benefits of this Agreement or exclusive ownership and use of the Ex-China Assets or if the Second Closing occurs, the China Assets.

(iii)

Celestial and BWTP have not granted and Welichem shall use best efforts to cause Celestial and BWTP not to grant any right to any Affiliate or Third Party which would conflict with the rights granted to GSK hereunder and Welichem shall not take, and shall cause Celestial, BWTP and any other Person or entity not to take, any action that shall conflict with, contravene or otherwise limit or restrict the rights of GSK or the right of GSK to enjoy the benefits of this Agreement or exclusive ownership and use of the China Assets.

(iv)

Schedule 1.30 and Schedule 1.16 list all Ex-China Patents and the China Patents, respectively, covering or claiming the Technology, including any provisional or pending applications, patent term extensions, supplementary protection certificates, registrations, extensions, reissues, reexaminations, continuations or divisionals thereof, and including any granted Patents arising from the pending applications.

(h)

Sufficiency of Assets. The Ex-China Assets constitute all of the assets in the possession or control of Welichem related to the Compound, any Backup Compound or any Product necessary for GSK or any Affiliate of GSK to research, develop and commercialize the Compound, any Backup Compound or any Product in the Ex-China Territory for the purposes contemplated under this Agreement, without any assistance from any other entity or Person. The China Assets constitute all of the assets in the possession or control of Celestial and BWTP related to the Compound, any Backup Compound or any Product necessary for GSK or any Affiliate of GSK to research, develop and commercialize the Compound, any Backup Compound or any Product in the China Territory for the purposes contemplated under this Agreement, without any assistance from any other entity or Person.

(i)

Program Materials. The Program Materials (i) were manufactured in accordance with all Applicable Laws, including good clinical practices, good laboratory practices and good manufacturing practices, as applicable, (ii) were received, stored, handled and processed in accordance with all Applicable Laws prior to and during delivery to GSK, and are free and clear of all Encumbrances.

(j)	Intellectual Property.

(A)	To Welichem’s knowledge, there are no issued Ex-China Patents or China Patents that are invalid, or unenforceable, or knowingly infringed by a Third Party;

[***]

EXECUTION COPY

(B)	there are no Patent applications included in the China Patents or Ex-China Patents that have not been duly filed;

(C)	the duty of disclosure under 37 CFR 1.56 has been fulfilled with respect to any granted United States Patent included in the Ex- China Patents;

(D)

there are no claims, judgments or settlements against Welichem, or its Affiliates or its licensor(s) pending or threatened, that invalidate or seek to invalidate any of the Intellectual Property that are part of the Purchased Assets;

(E)

there is no pending litigation against Welichem or any Affiliate of Welichem, or to Welichem’s knowledge, against any licensor of Welichem or its Affiliate that alleges that any of Welichem’s activities or any Affiliate of Welichem’s activities relating to the Compound, any Backup Compound or any Product have violated any of the Intellectual Property rights of any Third Party (nor has it received any written communication threatening such litigation with respect to such activities or the development of the Compound of any Backup Compound or any Product);

(F)

to Welichem’s knowledge, there is no unauthorized use, infringement or misappropriation of any Intellectual Property that are part of the Purchased Assets by any Third Party; Welichem or its Affiliates have not sent any Person any claim, demand or notice asserting infringement of any Intellectual Property that are part of the Purchased Assets;

(G)

Welichem or any of its Affiliates has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the Intellectual Property which is part of the Purchased Assets in a manner inconsistent with the terms hereof, the [***] TTA or the Safety Data Exchange Agreement;

(H)

Welichem is (i) at the Time of First Closing the sole and exclusive owner of the Intellectual Property forming part of the Ex-China Assets and no other Person has any claim of ownership with respect to such Intellectual Property, and (ii) at the Time of Second Closing (in the event that the Second Closing occurs, if ever), the sole and exclusive owner of the Intellectual Property forming part of the China Assets and no other Person has any claim of ownership with respect to such Intellectual Property;

(I)	Welichem has and its Affiliates have obtained the assignment of all interests and all rights of any and all Third Parties involved in the creation of the Intellectual Property forming part of the

[***]

EXECUTION COPY

Purchased Assets, and Welichem has and its Affiliates have taken all measures to protect the confidentiality of the Intellectual Property forming part of the Purchased Assets to the extent that a failure to do so would have an adverse effect on the ability to research, develop, manufacture, use and commercialize the Compound or any Backup Compound or any Product;

(J)

there has been no use, infringement or misappropriation of the Intellectual Property forming part of the Purchased Assets in derogation of the sale of the Intellectual Property forming part of the Purchased Assets to GSK hereunder;

(K)	all issuance, renewal, maintenance and other payments that are or have become due with respect to the Intellectual Property forming part of the Purchased Assets have been timely paid;

(L)

neither Welichem nor its Affiliates have received any written notice of and neither Welichem nor its Affiliates have knowledge of any declared or threatened inventorship challenges or interferences with respect to any Intellectual Property forming part of the Purchased Assets;

(M)

the Intellectual Property forming part of the Purchased Assets constitute all the Intellectual Property owned, licensed or controlled by Welichem or its Affiliates and used by or behalf of Welichem or its Affiliates to research, develop, manufacture, use or commercialize the Compound, the Backup Compound and any Product;

(i)	Scientific Studies.

(A)

Welichem has provided GSK with true, accurate and complete information, Reports and data concerning all scientific studies relating to the Compound, any Backup Compound and any Product, including clinical and pre-clinical studies conducted by or on behalf of Welichem and clinical and pre-clinical studies conducted by or on behalf of Celestial and BWTP;

(B)

Except the clinical studies conducted on WBI-1001 by or on behalf of Welichem and the clinical studies conducted on [***] by or on behalf of Celestial and BWTP, neither Welichem, Celestial, BWTP nor any other Affiliate of Welichem has conducted, and Welichem is not aware that any Third Party has conducted, any clinical studies relating to the Compound any Backup Compound or any Product.

(C)	Nothing has come to the attention of Welichem, Celestial, BWTP or any other Affiliate of Welichem that indicates the existence of

EXECUTION COPY

any material side effect, carcinogenicity effect, or adverse effect, resulting from, or alleged to result from the Compound or any Backup Compound developed by Welichem that has not been previously disclosed to GSK and all data provided to GSK is complete and accurate in all material respects and has not been fraudulently obtained or misrepresented.

(D)

none of Welichem, any of its Affiliates or any officers or employees of Welichem or any of its Affiliates is currently, or has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. Section 335a(a) or any similar Law or authorized by 21 U.S.C. Section 335a(b) or been charged with or convicted under U.S. Law for conduct relating to the development or approval of the Compound, any Backup Compound or Product, or under any other relevant or analogous law in any applicable jurisdiction.

(k)

Litigation. No action, claim, suit, proceeding or investigation is pending in respect of the Purchased Assets in Canada, the United States or Europe or anywhere else in the Territory. There is no judgment, decree, injunction, rule or order of any court, Governmental Authority, commission agency, instrumentality or arbitrator or other similar ruling outstanding against Welichem or its Affiliates relating to the Purchased Assets. No action, claim, suit proceeding or investigation is pending or threatened by Welichem or its Affiliates, nor, to Welichem’s knowledge, is there any basis for such, against any Third Party relating to the Purchased Assets.

(l)

No Existing Claims of Infringement. To the knowledge of Welichem, there are no claims existing against Welichem or its Affiliates asserting that the manufacture, use or sale of the Compound, any Backup Compound or Product, or use of the Ex-China Technology or China Technology infringes, constitutes contributory infringement, inducement to infringe or misappropriation of any patent rights, trade secret rights, or other Intellectual Property or proprietary rights of any Third Party.

(m)

Taxes. All taxes imposed by any Governmental Authority that are due or payable by Welichem or any of its Affiliates with respect to the Purchased Assets, and all interest and penalties thereon, whether disputed or not, and that would result in the imposition of a lien, claim or Encumbrance on any of the Purchased Assets, other than taxes that are not yet due and payable, have been paid in full, all tax returns required to be filed in connection therewith with respect to the Purchased Assets have been accurately prepared and duly and timely filed. To the best of Welichem’s knowledge, all taxes imposed by any other country or any state or other government thereof, or any other taxing authority, that are due or payable by Welichem or any of its Affiliates with respect to the Purchased Assets and all interest and penalties thereon, whether disputed or not, and that would result in the imposition of a lien, claim or Encumbrance on any of the Purchased Assets,

[***]

EXECUTION COPY

other than taxes that are not yet due and payable, have been paid in full, all tax returns required to be filed in connection therewith with respect to the Purchased Assets have been accurately prepared and duly and timely filed.

(n)

Full Disclosure. This Agreement and the Schedules attached hereto do not contain any untrue statement of a material fact omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. Furthermore, Welichem has not intentionally or unintentionally provided or made available to GSK any untrue or inaccurate information, or omitted to state any material fact or omitted to provide material information regarding the Purchased Assets.

(o)	[***] TTA; Safety Data Exchange Agreement; Terminated Contracts. As of the First Closing Date,

(i)

Each of the [***] TTA and Safety Data Exchange Agreement is valid and subsisting, enforceable by the parties thereto in accordance with its terms. Each of Welichem, Celestial and BWTP has fully and duly performed all of its obligations due under the [***] TTA, and each of Celestial and BWTP has fully and duly performed all of its obligations due under the Safety Data Exchange Agreement. None of Welichem, Celestial or BWTP has terminated, waived, amended, assigned or otherwise modified or waived any of the terms or provisions of the [***] TTA or the Safety Data Exchange Agreement.

(ii)

No breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default by Welichem, Celestial or BWTP under the [***] TTA or the Safety Data Exchange Agreement has occurred.

(iii)	Each and all Terminated Contracts have been terminated and are of no force and effect;

(p)	Anti-Bribery and Corruption.

Welichem represents and warrants:

(i)

that neither Welichem nor its Affiliates or any of its direct or indirect subsidiaries (including any of their officers, directors, agents, distributors, employees, stockholders, or other persons associated with or acting on their behalf) (the “Welichem Group”) has directly or indirectly, taken any action which would cause Welichem Group to be in violation of any anti- corruption or anti-corruption law or regulations applicable to Welichem or any of its direct or indirect subsidiaries (“Anticorruption Laws”), including but not limited to the United States Foreign Corrupt Practices Act of 1977, as amended, or the regulations issued thereunder (“FCPA”) and the UK Bribery Act of 2010.

EXECUTION COPY

(ii)	Welichem Group has not taken any action that would cause GSK to be in violation of any Anticorruption Laws or the FCPA as of the First Closing Date;

(iii)

Welichem Group has not promised, authorised, ratified or offered to make, or taken any act in furtherance of any payment or transfer of anything of value, directly or indirectly: (i) to any individual including Government Officials (as defined below); or (ii) to an intermediary for payment to any individual including Government Officials; or (3) to any political party. It is the intent of the parties that no payments or transfers of value shall be made, promised, authorised, ratified or offered with the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks or other unlawful or improper means of securing an improper advantage or obtaining or retaining business;

(iv)

Welichem Group and each of its direct and indirect subsidiaries is not aware of any signs that a payment has been made in violation of the Anticorruption Laws or the FCPA, including any requests by any third party to be paid in an “off-shore” account, payments in excess of commercially reasonable terms, requests or recommendations from a Government Official for Welichem Group or any direct or indirect subsidiary to retain a particular third party, unusually large expenses by a Company or subsidiary employee or agent, or unusual invoicing procedures or invoices for amounts greater than the amounts Welichem Group or subsidiary actually pays;

(v)

neither Welichem Group nor any of its officers, directors, employees, agents, or shareholders has been convicted of, or pleaded guilty to, an offense involving fraud, corruption or moral turpitude, and it is not now listed by any government agency as being debarred, suspended, proposed for suspension or debarment, or otherwise ineligible for participation in government procurement programmes or other government contracts;

(vi)

none of the officers, directors, employees, agents, or shareholders of Welichem Group or any direct or indirect subsidiary are or were Government Officials while they were an officer, director, employee, agent, or shareholder of Welichem Group or such subsidiary, as applicable. As of the date of execution of this Agreement, and during its term, no Government Official is or will become associated with, or will own, or presently owns, an interest, whether direct or indirect, in Welichem Group, or has or will have, any legal or beneficial interest in this Agreement or the payments made by GSK hereunder, and that it will notify GSK in the event of a change in the foregoing;

(vii)

Welichem Group and each direct and indirect subsidiary has established and continues to maintain reasonable internal controls and procedures intended to ensure compliance with the Anticorruption Laws and the

EXECUTION COPY

FCPA, including controls and procedures designed to ensure that Welichem Group’s and its subsidiaries’ agents or other third parties do not make payments in violation of the Anticorruption Laws and the FCPA;

(viii)	Welichem Group and its direct and indirect subsidiaries:

(A)	maintain their books and Records in a manner that, in reasonable detail, accurately and fairly reflects the transactions and disposition of their assets; and

(B)	maintain a system of internal accounting controls sufficient to provide reasonable assurances that:

(I)	transactions are executed and access to assets is given only in accordance with management’s authorization,

(II)	transactions are recorded as necessary to permit preparation of periodic financial statements and to maintain accountability of corporate assets; and

(III)	recorded assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences between recorded and actual assets; and

(IV)

No director or officer of Welichem Group or any of its direct or indirect subsidiaries has, directly or indirectly, made or caused to be made false or misleading statements to, or attempted to coerce or fraudulently influence, an accountant in connection with any audit, review, or examination of the financial statements of Welichem or any direct or indirect subsidiary.

(ix)

Welichem Group represents that it has not been convicted of or pleaded guilty to a criminal offence, including one involving fraud, corruption, or moral turpitude, that it is not now, to the best of its knowledge, the subject of any government investigation for such offenses, and that it is not now listed by any government agency as debarred, suspended, proposed for suspension or debarment, or otherwise ineligible for government programmes.

(x)

Welichem Group represents and warrants that except as disclosed in writing: (1) it does not have any interest which directly or indirectly conflicts with its proper and ethical performance of this Agreement; and (2) it shall maintain arms length relations with all third parties (including government officials) with which it deals for or on behalf of GSK.

(q)	Further Anti-Bribery and Corruption.

EXECUTION COPY

(i)

Welichem Group agrees that it has not, and covenants and that it will not, in connection with the performance of this Agreement, promise, authorise, ratify or offer to make, or take any act in furtherance of any payment or transfer of anything of value, directly or indirectly: (i) to any individual including Government Officials (as defined below); or (ii) to an intermediary for payment to any individual including Government Officials; or (iii) to any political party. It is the intent of the parties that no payments or transfers of value shall be made, promised, authorised, ratified or offered with the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks or other unlawful or improper means of securing an improper advantage or obtaining or retaining business.

(ii)

Welichem Group shall not contact, or otherwise meet with any Government Official with respect to any transactions required under this Agreement, without the prior written approval of GSK and, when requested by GSK, only in the presence of a GSK designated representative.

(iii)

GSK shall have the right during the terms of this Agreement to conduct an investigation and audit of Welichem to monitor compliance with the terms of this Section 10.2(p) and Section 10.2(q). Welichem shall cooperate fully with such investigation or audit, the scope, method, nature and duration of which shall be at the sole reasonable discretion of GSK.

(iv)

Welichem Group shall ensure that all transactions under the Agreement are properly and accurately recorded in all material respects on its books and Records and each document upon which entries such books and Records are based is complete and accurate in all material respects. Welichem must maintain a system of internal accounting controls reasonably designed to ensure that it maintains no off-the-books accounts.

(v)

Welichem Group agrees that GSK may make full disclosure of information relating to a possible violation of the terms of this Agreement at any time and for any reason to any competent government bodies and its agencies, and to whomsoever GSK determines in good faith has a legitimate need to know.

(vi)

GSK shall be entitled to terminate this Agreement immediately on written notice to Welichem, if Welichem fails to perform its obligations in accordance with this Section 10.2(q). Welichem Group shall have no claim against GSK for compensation for any loss of whatever nature by virtue of the termination of this Agreement in accordance with this Section 10.2(o). To the extent (and only to the extent) that the laws of the territory provide for any such compensation to be paid to Welichem upon the termination of this Agreement, Welichem Group hereby expressly agrees to waive (to the extent possible under the laws of the territory) or to repay to GSK any such compensation or indemnity.

[***]

EXECUTION COPY

ARTICLE 11- INDEMNIFICATION AND LIABILITY

11.1

Indemnification by Welichem. Welichem shall indemnify, defend and hold harmless GSK, its Affiliates, and each of their respective members, directors, officers, employees, advisors and agents (collectively, the “GSK Indemnitees”) from and against any and all Third Party suits, actions, damages, Liabilities, claims (including death and bodily injury), demands, obligations, losses, fees, costs and expenses or money judgments (including reasonable attorneys’ fees) (collectively, “Claims”) incurred by or rendered against any GSK Indemnitee which arise out of or in connection with:

(a)

(i) any Claims related to the Ex-China Assets based upon events which occurred at or prior to the First Closing, (ii) any Claims related to the China Assets based upon events which occurred at or prior to the Second Closing if the Second Closing occurs in accordance with this Agreement, or (iii) any Claims related to the China Assets if the Second Closing does not occur;

(b)	any Liabilities of Welichem, Celestial or BWTP, or any of their Affiliates that are excluded pursuant to Section 2.2 or Section 3.2;

(c)	any Liabilities arising from any suits or claims brought by Welichem’s shareholders in connection with the transactions contemplated by this Agreement or the [***] TTA;

(d)	any Liabilities arising from GSK’s payment of the Second Closing Payment pursuant to Sections 8.2 and 8.3 brought by Celestial, BWTP or any Governmental Authority;

(e)

any breach or inaccuracy of any representation, warranty or covenant of Welichem, Celestial, BWTP or other Affiliates of Welichem set forth in this Agreement, the [***] TTA, or the Safety Data Exchange Agreement; or

(f)	any Liabilities arising from either Funding Agreement; or

(g)	the gross negligence or wilful misconduct of any Welichem Indemnitees.

provided, however, that in each case Welichem shall not be obligated to indemnify any GSK Indemnitee with respect to, and to the extent of, any Claims for which GSK is obligated to indemnify Welichem pursuant to Section 11.2.

11.2

Indemnification of Welichem. GSK shall indemnify, defend and hold harmless Welichem and its Affiliates and each of their respective members, directors, officers, employees, advisors and agents (collectively, the “Welichem Indemnitees”) from and against all Claims incurred by or rendered against any Welichem Indemnitee which arise out of or in connection with:

EXECUTION COPY

(a)

the development, manufacture, licensing, marketing, promotion, importation, exportation, sale or other use of (i) the Ex-China Assets, within the Ex-China Territory from and after the First Closing; and (ii) the China Assets, within the China Territory from and after the Second Closing if the Second Closing occurs in accordance with this Agreement, in each case, by or on behalf of any GSK Indemnitees (for clarity, if the Second Closing does not occur, GSK shall have no obligation to indemnify Welichem Indemnitees from and against any Claims relating to the China Assets);

(b)	any breach or inaccuracy of any representation, warranty or covenant of GSK set forth in this Agreement; or

(c)	the gross negligence or wilful misconduct of any GSK Indemnitees;

provided, however, that in each case GSK shall not be obligated to indemnify any Welichem Indemnitees with respect to, and to the extent of, any Claims for which Welichem is obligated to indemnify GSK Indemnitees pursuant to Section 11.1.

11.3

Indemnification Process. The Party making an indemnification claim (the “Claimant Party”) shall promptly notify the Party against whom a claim of indemnity is made under this Agreement (the “Indemnifying Party”) in writing of such claim upon becoming aware of the existence or threatened existence of any such claim giving rise to or which may give rise to a claim of indemnity (provided, however that the failure to provide written notice of such claim within a reasonable period of time shall not relieve the Indemnifying Party of any obligations hereunder, except to the extent that the Indemnifying Party is prejudiced by such failure). The Claimant Party shall permit the Indemnifying Party to assume direction and control of the defence of the claim with the counsel that is reasonably satisfactory to Claimant Party; provided that the Claimant Party shall have the right to engage a counsel to represent itself in the defence at its own cost or at the Indemnifying Party’s cost if there could be a conflict of interest for the counsel engaged by the Indemnifying Party to defend the Claimant Party, and (c) cooperates in the defence of such claim. Notwithstanding the foregoing, the Indemnifying Party shall not enter into any settlement or compromise of any claims without the express written consent of the Claimant Party in each instance where such settlement would include any admission of liability on the part of the Claimant Party, where the settlement would impose any material restriction on the conduct of the Claimant Party of any of its activities, or where the settlement would not include an unconditional release of the Claimant Party from all liability for claims that are the subject matter of such claim.

11.4

Limitation of Indemnification. NEITHER PARTY NOR THEIR RESPECTIVE AFFILIATES SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, TORT OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY LOST DATA, LOST REVENUE OR LOST PROFITS, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF OR COULD HAVE FORESEEN SUCH DAMAGES. THE TOTAL LIABILITY OF WELICHEM TO GSK UNDER THIS

[***]

EXECUTION COPY

AGREEMENT SHALL BE LIMITED TO THE AMOUNT OF [***].

11.5

Disclaimer of Warranty. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PURCHASED ASSETS ARE PROVIDED BY WELICHEM TO GSK “AS IS” AND WELICHEM EXPRESSLY DISCLAIMS, WAIVES, RELEASES AND RENOUNCES ANY WARRANTY, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY WARRANTY OF MERCHANTABILITY, DURABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, AND WARRANTIES ARISING FROM USAGE OR TRADE OR COURSE OF DEALING, RELATING TO THE PURCHASED ASSETS. WELICHEM MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO (I) FUTURE CLINICAL SUCCESS OF THE COMPOUND OR ANY PRODUCTS, OR (II) FORECASTS, PROJECTIONS OR ESTIMATES OF FUTURE REVENUES IN CONNECTION WITH THE COMPOUND OR ANY PRODUCTS.

ARTICLE 12- GOVERNING LAW AND DISPUTE RESOLUTION

12.1

Governing Law. This Agreement and the documents to be entered into pursuant to it, and all matters arising and connected with it are governed by and shall be construed in accordance with the laws of New York.

12.2

Disputes. The Parties recognize that disputes as to certain matters may from time to time arise that relate to either Party’s rights or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedited manner by mutual cooperation. To accomplish this objective, the Parties agree to follow the following procedures if and when a dispute arises under this Agreement:

(a)

Elevate to Senior Management. Any such disputes shall be first referred by either Party to senior representatives designated by each Party; the President of Stiefel for GSK and Chief Executive Officer for Welichem. In the event that the aforementioned senior management of GSK and Welichem cannot resolve the dispute within [***] of being requested by a Party to resolve a dispute, either Party may, by written notice to the other, invoke the dispute resolution provisions of Section 12.2(b).

(b)	Resolution by the Courts.

(i)	The courts of New York shall have exclusive jurisdiction to settle any Disputes and hear and decide any Proceedings.

(ii)

The Parties agree that the court referred to in Section 12.2(b)(i) are the most appropriate and convenient courts to settle any Disputes and hear and decide any Proceedings and, accordingly, that they shall not argue to the contrary.

[***]

EXECUTION COPY

12.3

Injunctive Relief. Notwithstanding the foregoing dispute resolution procedures, in the event of an actual or threatened breach hereunder, the aggrieved Party may seek restraining orders, specific performance or other injunctive relief without submitting to such dispute resolution procedure.

ARTICLE 13- TERMINATION

13.1

Expiration. This Agreement shall remain in effect until the longer of (i) the payment by GSK to Welichem of the final Milestone Payment due to Welichem under this Agreement, and (ii) the term of the Safety Data Exchange Agreement.

13.2	Termination. This Agreement may be terminated in writing by GSK at any time if:

(a)

any representation or warranty of Welichem shall have become untrue in any material respect or Welichem has breached any covenant or agreement of Welichem set forth in this Agreement, and (b) such breach or misrepresentation is not capable of being cured; or

(b)

a material breach of any provision of this Agreement, the [***] TTA or the Safety Data Exchange Agreement has been committed by Welichem, Celestial, BWTP or other Affiliates of Welichem, and such breach has not been waived by GSK and such breach is not cured within [***] after written notice thereof or, in the reasonable determination of GSK, is incapable of being cured. For greater certainty, the failure to complete the Second Closing shall not be deemed a “material breach” under this Agreement if Welichem has used its best efforts to achieve such Second Closing.

13.3

Effects of Termination. In the event of termination of this Agreement, this Agreement shall thereafter become void and have no effect, and no Party shall have any Liabilities to any other Party, their successors or permitted assigns or with respect to their respective Affiliates; provided, however, that the obligations set forth in [***] shall survive termination of this Agreement. For the avoidance of doubt, termination of this Agreement (for any cause, including because of Welichem’s breach) shall not affect the ownership with respect to the Ex-China Assets that has been transferred to GSK at the First Closing or if the Second Closing occurs, the ownership with respect to the China Assets that has been transferred to GSK at the Second Closing.

ARTICLE 14- MISCELLANEOUS

14.1

Assignment; Binding Effect. This Agreement shall not be assignable by either Party to any Third Party without the written consent of the other Party hereto. Notwithstanding the foregoing, either Party may assign this Agreement, without the written consent of the other Party, to an Affiliate or to an entity that acquires all or substantially all of the business or assets of such Party to which this Agreement pertains in connection with a merger, acquisition, sale or similar reorganization or the sale of all or substantially all of its assets, and such Third Party agrees in writing to be bound by the terms and conditions of this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

[***]

EXECUTION COPY

14.2

Notices. All notices hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof).

If to GSK:	Glaxo Wellcome House Berkeley Avenue Greenford, Middlesex UB6 0NN, England [***] [***]

With copies to:	GlaxoSmithKline, LLC 2301 Renaissance Boulevard Mail Code RN0220 King of Prussia, PA 19406 [***] [***] [***]

If to Welichem:	Welichem Biotech Inc., Suite 316, 4475 Wayburne Drive, Burnaby, British Columbia, V5G 3L1, Canada [***]

with a copy to:	Fasken Martineau DuMoulin LLP 2900-550 Burrard St. Vancouver, B.C. Canada V6C 0A3 [***]

14.3

No Waiver. The waiver from time to time by either of the Parties of any of their rights or their failure to exercise a remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party’s rights or remedies provided in this Agreement or excuse a similar subsequent failure to perform any such term or condition. Neither Party may waive or release any of its rights or interests in this Agreement except in writing.

14.4

Severability. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (a) the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or

EXECUTION COPY

condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (b) the Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

14.5	Headings. Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement.

14.6

Relationship of the Parties. Nothing herein shall be construed to create any relationship of employer and employee, agent and principal, partnership, collaboration or joint venture between the Parties. Each Party is an independent contractor. Neither Party shall assume, either directly or indirectly, any liability of or for the other Party. Neither Party shall have the authority to bind or obligate the other Party and neither Party shall represent that it has such authority.

14.7

Further Assurances. Each Party hereto shall execute and cause to be delivered to each other Party hereto such instruments and other documents, and shall take such other actions, as such other Party may reasonably request (prior to, at or after the Time of Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

14.8

Payment of Transaction Expenses. All legal fees and other expenses incurred on behalf of Welichem in connection with the negotiation of this Agreement and the consummation of the transactions contemplated herein shall be borne by Welichem, whether or not the Closing has occurred. All legal fees and other expenses incurred on behalf of GSK in connection with the negotiation of this Agreement and the consummation of the transactions contemplated herein shall be borne by GSK, whether or not the Closing has occurred.

14.9

Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

14.10

Entire Agreement; Amendment. This Agreement, including the Schedules hereto, constitutes the entire agreement between the Parties with respect to the transactions provided for herein and, except as stated in this Agreement and in the instruments and documents to be executed and delivered pursuant hereto, contains all of the agreements between the Parties and there are no verbal agreements or understandings between the Parties not reflected in this Agreement. This Agreement may not be amended or modified in any respect except by written instrument which executed by each of the Parties.

EXECUTION COPY

14.11	Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, and all of which together, shall constitute one and the same instrument.

14.12	Anti-Bribery and Corruption.

(a)	Welichem acknowledges receipt of the ‘Prevention of Corruption – Third Party Guidelines’ and agrees to perform its obligations under the Agreement in accordance with the principles set out therein.

(b)

Welichem shall comply fully at all time with all Applicable Laws and regulations, including but not limited to applicable anti-corruption laws, of the territory in which Welichem conducts business with GSK.

[Remainder of page intentionally left blank. Signature page follows]

EXECUTION COPY

IN WITNESS WHEREOF, the Parties have executed this Asset Purchase Agreement in duplicate originals by their duly authorized representatives as of the Effective Date.

Glaxo Group Limited	Welichem Biotech Inc.

By:	By:

Name:	Name:

Title:	Title:

EXECUTION COPY

IN WITNESS WHEREOF, the Parties have executed this Asset Purchase Agreement in duplicate originals by their duly authorized representatives as of the Effective Date.

Glaxo Group Limited	Welichem Biotech Inc.

By:	By:

Name:	Name:

Title:	Title:

[***]

EXECUTION COPY

SCHEDULE 1.6

THE [***] TTA

[***]

EXECUTION COPY

ATTORNEY-CLIENT PRIVILEGED

TECHNOLOGY TRANSFER AGREEMENT

This TECHNOLOGY TRANSFER AGREEMENT (this “Agreement”) is dated as of [***] (the “Effective Date”) by and among Welichem Biotech, Inc., a corporation under the laws of the Province of British Columbia located at 4475 Wayburne Drive, Suite 316, Technology Place, Burnaby, British Columbia, Canada V5G 3L1 (“Welichem”), Shenzhen Celestial Pharmaceuticals Ltd., a company incorporated under the laws of the People’s Republic of China and having its principal place of business at Room 22A-B, Yang Guang Hua Yi Building #1, Nanhai Road, Nanshan District, Shenzhen, P.O. Box 518000, Guangdong, China (“Celestial”) and Beijing Wenfeng Tianji Pharmaceuticals Co., Ltd. a company incorporated under the laws of the People’s Republic of China and having its principal place of business at B254 Chuangxindasha, 29 Shengmingyuan Lu, Changping District, Beijing, China (“BWTP”). Welichem, Celestial and BWTP are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Welichem invented certain technology related to autoimmune/inflammatory diseases (the “Welichem Technology”); and

WHEREAS, Welichem and Celestial entered into that certain “Option and Technology Transfer Agreement,” dated [***] (the “[***] TTA”), which the Parties cancelled and voided pursuant to that certain “Cancellation of Option and Technology Transfer Agreement” dated [***] (the “[***] TTA Termination Agreement”); and

WHEREAS, The Parties entered into that certain “Technology Transfer Agreement,” dated [***] and as amended on [***] (the “[***] TTA”) under which Welichem transferred to Celestial certain rights to the Welichem Technology solely in the People’s Republic of China, including Hong Kong and Macao, and Taiwan, in exchange for consideration that included the purchase by Celestial of [***] of common shares in Welichem pursuant to that certain Common Share Purchase Warrant, dated [***]; and

WHEREAS, Pursuant to the [***] TTA, on or about [***], Welichem assigned to Celestial the Chinese patents set forth on Exhibit B hereto; and

WHEREAS, Celestial assigned the Chinese patents set forth on Exhibit B hereto to BWTP pursuant to a Patent Assignment Agreement dated [***]; and

WHEREAS, Welichem and Celestial entered into a Technology Transfer Agreement dated [***] under which, among other things, Welichem and Celestial transferred certain rights to each other and terminated the [***] TTA (the “[***] TTA”); and

WHEREAS, Welichem, Celestial and BWTP entered into a Technology Transfer Agreement dated [***] under which, among other things, the [***] TTA was terminated (the “[***] TTA”); and

WHEREAS, The [***] TTA expired [***]; and

WHEREAS, Welichem desires to sell the Ex-China Assets (as defined hereinafter) to the Purchaser (as defined hereinafter) and Celestial and BWTP desire to sell the China Assets (as defined hereinafter) to Welichem, which will subsequently sell them to the Purchaser;

[***]

EXECUTION COPY

ATTORNEY-CLIENT PRIVILEGED

WHEREAS, In order to facilitate the foregoing transactions, the Parties now wish to enter into this Agreement to clarify certain intellectual property rights and provide certain rights and obligations related to certain compounds that target autoimmune/inflammatory diseases.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

The following terms shall have the following meanings as used in this Agreement:

1.1    “Backup Compound” means any compound (other than [***]) discovered or developed by Celestial or BWTP and the make, use or sell or offer for sale of such compound is covered by any of the BWTP Patent Rights.

1.2    “BWTP Patent Rights” means the patents set forth on Exhibit B.

1.3    “BWTP Technology” means BWTP Patent Rights and the Compound, any Backup Compound or Products, Know-How, improvements, technology or any intellectual property, whatsoever, relating to the BWTP Patent Rights, in each case, solely to the extent relating to the use in the China Territory.

1.4    “China Assets” has the meaning set forth in the Purchase Agreement.

1.5    “China Territory” means the People’s Republic of China, including Hong Kong, Macao and Taiwan.

1.6    “Closing of Purchase” means the completion of the purchase and sale of the Ex-China Assets in the Ex-China Territory (including the Welichem Patent Rights) between Welichem and Purchaser pursuant to the Purchase Agreement.

1.7    “Collaborations’ Consent and Waiver” has the meaning set forth in the Purchase Agreement.

1.8    “Compound” has the meaning set forth in the Purchase Agreement.

1.9    “[***]” has the meaning set forth in the Purchase Agreement.

1.10    “CTA” has the meaning set forth in the Purchase Agreement.

1.11    “Ex-China Assets” has the meaning set forth in the Purchase Agreement.

1.12    “Ex-China Territory” means the entire world except the China Territory.

1.13    “Governmental Authority” means any court, tribunal, arbitrator, agency, legislative body, commission, department, bureau, official or other entity of (a) any government of any country, (b) a federal, state, province, region, local, county, city or other political subdivision thereof or (c) any supranational body.

EXECUTION COPY

ATTORNEY-CLIENT PRIVILEGED

1.14    “Know-How” means information, results and data of any type whatsoever, in any tangible or intangible form, including databases, practices, methods, techniques, specifications, formulations, formulae, knowledge, skill, experience, test data including pharmacological, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures, other than Patent Rights.

1.15    “MIH’s Consent and Waiver” has the meaning set forth in the Purchase Agreement.

1.16    “Parent Patent Applications” means the patent applications set forth on Exhibit A.

1.17    “Patent Rights” means, solely in respect of the Compound, (a) any patent, re- examination, reissue, renewal, extension, supplementary protection certificate and term restoration, any confirmation patent or registration patent or patent of addition based on any such patent, (b) any pending application for patents, including continuations, continuations-in-part, divisional, provisional and substitute applications, and inventors’ certificates, (c) all foreign counterparts of any of the foregoing, and (d) all applications claiming priority to any of the foregoing.

1.18    “Person” means an individual, corporation, partnership, trust, limited liability company, association or other business entity.

1.19    “Product” has the meaning set forth in the Purchase Agreement.

1.20    “Purchase Agreement” means an agreement between Welichem and a purchaser, pursuant to which Welichem shall (i) sell, assign, convey or otherwise transfer to such Purchaser all rights to the Ex-China Assets (including the Welichem Patent Rights) in the Ex-China Territory and (ii) upon satisfaction of certain conditions, including acquisition of the China Assets from Celestial and BWTP by Welichem or Welichem’s designee approved by the Purchaser in writing in advance, sell, assign, convey or otherwise transfer to such Purchaser all rights to the China Assets (including the BWTP Patent Rights) in the China Territory.

1.21    “Purchaser” means the Third Party that has entered into the Purchase Agreement with Welichem.

1.22    “Safety Data Exchange Agreement” has the meaning set forth in Section 4.1.

1.23    “Target Date” has the meaning set forth in the Purchase Agreement.

1.24    “Term” has the meaning assigned to it in Section 7.1.

1.25    “Third Party” means any Person other than Celestial, BWTP or Welichem or each of their respective affiliates.

1.26    “Welichem Patent Rights” means all Patent Rights that at anytime have been or may be filed with or pending before, or issued by, a Governmental Authority in the Ex-China Territory and that claim priority to any of the Parent Patent Applications, including the patents and patent applications set forth on Exhibit C.

[***]

EXECUTION COPY

ATTORNEY-CLIENT PRIVILEGED

ARTICLE 2

EXPIRY OF [***] TTA

2.1    Expiry of [***] TTA. The Parties acknowledge and agree that the [***] TTA expired on [***].

ARTICLE 3

INTELLECTUAL PROPERTY

3.1    General. Each Party agrees that, pursuant to the [***] TTA, Welichem transferred to Celestial, and Celestial subsequently assigned to BWTP, certain intellectual property rights solely in the China Territory as set forth in more detail in Section 3.2, and that Welichem retained and continues to possess certain intellectual property rights in the rest of the world, as set forth in more detail in Section 3.3.

3.2    BWTP Patent Rights. Each Party acknowledges and agrees that BWTP solely owns and has all right in and title to the BWTP Patent Rights and BWTP Technology. Pursuant to the [***] TTA, on or about [***], Welichem executed four (4) Assignment of Patent Right documents that assigned to Celestial all of Welichem’s rights and interests in the BWTP Patent Rights and BWTP Technology, which were subsequently assigned by Celestial to BWTP. Each of Celestial and BWTP agrees and represents that in respect of the Compound, other than the BWTP Patent Rights and BWTP Technology, no other Patent Rights or intellectual property rights of any kind were assigned, licensed or otherwise transferred by Welichem to Celestial or BWTP pursuant to the [***] TTA, the [***] TTA, the [***] TTA or the [***] TTA. If BWTP intends to initiate, or becomes a party to or aware of, any dispute related to the BWTP Patent Rights, including any litigation regarding the ownership, infringement, validity or enforceability of any of the BWTP Patent Rights, then BWTP shall provide Welichem prompt written notice in a reasonable period of time of such plans or such dispute, including a reasonably detailed description of the claims and defenses of each party to such dispute, if permitted by applicable law and regulations.

3.3    Welichem Patent Rights. Each Party acknowledges and agrees that Welichem solely owns and has all right in and title to the Welichem Patent Rights. For the avoidance of doubt, each of Celestial and BWTP hereby agrees to assign to Welichem all of its right, title and interest (if any) in, to and under the Welichem Patent Rights. Upon Welichem’s reasonable request, each of Celestial and BWTP shall execute all documents necessary to perfect the assignment set forth in the previous sentence.

3.4    Know-How. Subject to Section 3.5 each Party agrees that the other Party has the right to use and practice all unpatented Know-How in its possession as of the Effective Date and received from such other Party, including pursuant to the [***] TTA. For clarity, this Section 3.4 does not convey any rights under the BWTP Patent Rights or the Welichem Patent Rights.

3.5    Celestial and BWTP Covenant. For as long as any Product, Compound or Backup Compound is used, manufactured, marketed or sold in the China Territory,

3.5.1    No Activities Permitted Outside the China Territory. Each of Celestial and BWTP agrees that it shall not conduct any clinical trials, file any regulatory approval for, use, manufacture, have manufactured, sell, offer for sale or import any Product, Compound or Backup Compound in any country outside the China Territory, nor shall it assist any Person (other than the Purchaser if the Purchaser so requests) in any such activity.

3.5.2    No Association With Purchaser. Each of Celestial and BWTP hereby agrees that (i) it shall not use the Purchaser’s name, trademark, logo, brand, label or other mark, or insinuate a relationship itself and the Purchaser or a relationship between any of its products and any of the Purchaser’s products and (ii) it shall not reference to any of Purchaser’s research, sales and marketing or other materials about the Product, Compound or any Backup compound.

[***]

EXECUTION COPY

ATTORNEY-CLIENT PRIVILEGED

3.5.3    Transfer of China Assets. Celestial and BWTP agree that after receipt of the MIH’s Consent and Waiver and the Collaborators’ Consent and Waiver and upon satisfaction of certain other conditions set forth in the Purchase Agreement, they each shall sell to Welichem all rights to the China Assets (including the BTWP Patent Rights) in the China Territory, in a timely and sufficient manner to allow Welichem to further sell the China Assets to the Purchaser or its designee prior to the Target Date, free and clear of all encumbrances and in full compliance with applicable laws and the Purchase Agreement. Notwithstanding anything to the contrary herein, other than transfer of the China Assets as permitted under this Section 3.5.3, each of Celestial and BWTP hereby agrees and covenants that it shall not assign, license or transfer to any Person (including any of its affiliates), or encumber or otherwise dispose of, any China Assets (including BWTP Patent Rights and other BWTP Technology) or any portion thereof, or any right, title or interest pertaining thereto, without prior written approval of the Purchaser.

3.5.4    Binding Effects on Successors. In the event of a sale, assignment or transfer of the China Assets to Welichem or such other Person approved by the Purchaser under Section 3.5.3, Celestial and BWTP shall make it a condition to such sale, assignment or transfer that the subsequent owner or controller of the China Assets (including Welichem or Welichem’s designee approved by the Purchaser but excluding the Purchaser or its designee) shall assume all rights and obligations of Celestial and BWTP under the Safety Data Exchange Agreement and this Agreement in writing.

3.5.5    Intended Beneficiary. The Purchaser is the intended beneficiary of the foregoing covenants and shall have the right to enforce its rights against Celestial, BWTP or their respective successors or assignees for any breach of the foregoing covenants.

3.6    No Validity Challenges. Celestial and BWTP shall not challenge the validity or enforceability of any of the Welichem Patent Rights or any claim therein, nor aid or assist any Person in any such challenge; provided, however, that each of Celestial and BWTP shall be entitled, subject to Article 5, to comply with any applicable laws, regulations or rules, including in regard to its obligations to respond to subpoenas.

3.7    [***]. For greater certainty, nothing in this Agreement limits or otherwise affects the rights of the Parties in respect of any [***] that they own or otherwise have rights to, including the rights, title and interest in the [***] that were transferred by Welichem to Celestial (which have been subsequently transferred to BWTP) pursuant to the [***] TTA.

3.8    No Implied Rights. Each Party agrees that, except as expressly set forth in this Article 3, no patent rights or other rights to any know-how, trade secrets or other intellectual property rights are assigned, transferred or licensed from one Party to the other Party under this Agreement, whether by implication, estoppel or otherwise.

ARTICLE 4

REGULATORY

4.1    Safety Data Exchange Agreement. BWTP and Celestial shall enter into a pharmacovigilance agreement with the Purchaser in the form attached hereto as Exhibit E (the “Safety Data Exchange Agreement”).

[***]

EXECUTION COPY

ATTORNEY-CLIENT PRIVILEGED

4.2    Notice of Commercial Launch. If Celestial or BWTP plans to launch commercial sales of any Product, then it shall notify Welichem in writing of such plan at least [***] before the date of the anticipated first commercial sale of such product.

4.3    No Right of Reference. Neither Welichem (or the Purchaser after Welichem has sold the Ex-China Assets to the Purchaser), on one side, nor Celestial and BWTP, on the other side, shall have any right to reference any regulatory filing related to a Product, including a drug master file or new drug application, of the other side without the express prior written agreement of the other side.

ARTICLE 5

CONFIDENTIALITY

5.1 Confidential Information.

5.1.1    Confidential Information. As used in this Agreement, the term “Confidential Information” means all secret, confidential or proprietary information or data, whether provided in written, oral, graphic, video, computer, electronic or other form, provided pursuant to this Agreement, the [***] TTA, the [***] TTA or the [***] TTA by a Party (the “Disclosing Party”) to another Party (the “Receiving Party”); provided that the Disclosing Party shall prominently mark any such tangible or electronic documents as “Confidential” and shall identify any such orally or visually disclosed information as “Confidential” at the time of first disclosure to Receiving Party and shall summarize such Confidential Information in a writing delivered to Receiving Party within [***] after such first disclosure. Notwithstanding the foregoing sentence, Confidential Information shall exclude any information or materials that:

(a)    were already known to the Receiving Party (other than under an obligation of confidentiality), at the time of first disclosure by the Disclosing Party, to the extent such Receiving Party has contemporaneous written evidence to that effect;

(b)    were generally available to the public or otherwise part of the public domain at the time of first disclosure thereof to the Receiving Party;

(c)    became generally available to the public or otherwise part of the public domain after disclosure or development thereof, as the case may be, and other than through any act or omission of the Receiving Party in breach of such Party’s confidentiality obligations under this Agreement, the [***] TTA, the [***] TTA or the [***] TTA;

(d)    were disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Person who had no obligation to the Disclosing Party not to disclose such information to others; or

(e)    were independently discovered or developed by or on behalf of the Receiving Party without the use of the Confidential Information belonging to the other Party, to the extent such Receiving Party has contemporaneous written evidence to that effect.

5.1.2    Confidentiality Obligations. Subject to Sections 5.1.4 and 5.2, during the Term and for a period of [***] after the expiration or termination of this Agreement, each of BWTP, Celestial and Welichem: (i) shall maintain in confidence all Confidential Information of the other Parties; (ii) shall not use Confidential Information of the other Parties for any purpose except as permitted under this Agreement; and (iii) shall not disclose, except as permitted by this Agreement, Confidential Information of the other Parties to anyone other than those of its directors, officers, employees,

[***]

EXECUTION COPY

ATTORNEY-CLIENT PRIVILEGED

consultants, members, and agents who are bound by written obligations of non-use and non-disclosure at least as stringent as those set forth in this Article 5, and to whom such disclosure is necessary in connection with such Party’s rights and obligations under this Agreement.

5.1.3    Return or Destruction of Confidential Information. At any time after the expiration or termination of this Agreement, the Disclosing Party shall have the right to direct a Receiving Party to return or destroy all Confidential Information of the Disclosing Party, including all copies and other embodiments of such Confidential Information, within [***] after the Receiving Party’s receipt of such written instructions from the Disclosing Party; provided, however, that (i) in the case of such Confidential Information existing in documents created by the Receiving Party, the Receiving Party shall destroy such documents and shall not be required to deliver such documents to the Disclosing Party; and (ii) the Receiving Party shall be entitled to keep one (1) copy of such Confidential Information, subject to the obligations of this Article 5, in a separate file of the Receiving Party or its outside legal counsel for the sole purpose of administering the Receiving Party’s rights and obligations under this Agreement. If a Receiving Party destroys any Confidential Information pursuant to this Section 5.1.3, and upon the Disclosing Party’s written request for certification at the time of its instruction to return or destroy its Confidential Information, then an officer of the Receiving Party shall certify in writing to the Disclosing Party that such Confidential Information has been destroyed in compliance with this Section 5.1.3 within [***] after such destruction has been completed.

5.1.4    Permitted Disclosures. Notwithstanding Section 5.1.2, a Party shall have the right to disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary to comply with applicable laws, rules and regulations, including regulations and rules promulgated by the Province of British Columbia, and with any subpoena issued by a Governmental Authority of competent jurisdiction. If a Party deems it necessary to disclose Confidential Information of the other Party pursuant to this Section 5.1.4, then such Party shall, if lawful to do so, give prompt written notice of such proposed disclosure to the other Party to permit such other Party sufficient opportunity to object to such disclosure or to take measures to limit and/or ensure confidential treatment of such Confidential Information. A Receiving Party shall cooperate in good faith with a Disclosing Party, at the Disclosing Party’s cost, in such efforts.

5.1.5    Notification. The Receiving Party shall notify the Disclosing Party promptly upon discovery of any unauthorized use or disclosure of the Disclosing Party’s Confidential Information by the Receiving Party, its directors, officers, employees, consultants, members or agents, and will cooperate with the Disclosing Party in any reasonably requested fashion, at such Receiving Party’s cost, to assist the Disclosing Party to regain possession of such Confidential Information and to prevent its further unauthorized use or disclosure.

5.2    Confidentiality of this Agreement. Each Party shall treat this Agreement and its terms as the Confidential Information of the other Party, subject to the provisions of this Article 5, except that each Party shall be entitled to disclose (i) the title and identity of the other Party to this Agreement and that it consists of an assignment of certain intellectual property rights, (ii) this Agreement, including its terms and conditions, to: (A) its directors, officers, employees, consultants, members and agents, in each case from whom such disclosing Party has obtained obligations of confidentiality at least as strict as those set forth in this Article 5; (B) its potential and actual acquirers, investors and collaborators, potential merger partners or permitted assignees (pursuant to Section 8.9), in each case from whom such disclosing Party has obtained obligations of confidentiality at least as strict as those set forth in this Article 5; and (C) its advisors (including legal, tax and financial). To the extent that either Party determines that it or the other Party is required to file or register this Agreement or a notification thereof to comply with the requirements of an applicable stock exchange or any Governmental Authority, such Party shall promptly inform the other Party thereof and the Parties shall cooperate in good faith in connection with seeking confidential treatment of certain provisions of this Agreement.

[***]

EXECUTION COPY

ATTORNEY-CLIENT PRIVILEGED

ARTICLE 6

REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1    Representations and Warranties. Each of the Parties hereby represents and warrants to the other Parties that, as of the Effective Date:

6.1.1    Such Party has full corporate right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement; and

6.1.2    This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it is bound, nor violate any applicable law, regulation or rule of any Governmental Authority having jurisdiction over it; and

6.1.3    Such Party has not granted any right to any Person that would conflict with the rights granted to the other Party hereunder; and

6.1.4    Such Party has obtained all necessary consents, approvals and authorizations of all Government Authorities and other Persons required to be obtained by it as of the Effective Date in connection with the execution, delivery and performance of this Agreement; and

6.1.5    There is no action or proceeding pending against such Party or, to such Party’s actual knowledge, threatened against such Party that questions the validity of this Agreement or any action taken by such Party in connection with the execution of this Agreement.

6.2    Additional Representations of Celestial and BWTP. Each of Celestial and BWTP hereby represents and warrants to Welichem, as of the Effective Date, as follows:

6.2.1    Exhibit B is a complete list of all Patents within the China Territory that are owned or controlled by Celestial or BWTP and claim priority to the Parent Patent Applications.

6.2.2    it has not assigned, licensed or transferred (other than the assignment of the BWTP Patents from Celestial to BWTP) any BWTP Patent Rights to any Person, nor has it otherwise encumbered any BWTP Patent Rights.

6.2.3    it has not filed any patent applications outside the China Territory that claim priority to the Parent Patent Applications.

6.2.4    it has not filed any patent applications inside or outside the China Territory that cover Compound, Back-up Compound, or [***].

6.2.5    it has not undertaken any patent prosecution or enforcement activity outside the China Territory with respect to any Welichem Patent Rights.

6.2.6    except as set forth on Exhibit D, it has not conducted or sponsored any human clinical trial of any Product.

[***]

EXECUTION COPY

ATTORNEY-CLIENT PRIVILEGED

6.2.7    it has received and reviewed a copy of the Purchase Agreement and it understands the provisions relating to the China Assets, this Agreement and the Safety Data Exchange Agreement contained thererin;

6.2.8    it will use its best efforts to assist Welichem to enter into the Purchase Agreement and consummate the transactions contemplated thereby by, including, among other things, providing to Welichem copies of agreements and other information that relates to the Compound, any Backup Compound or Product or BWTP Patent Rights in a timely manner, using its best efforts to obtain the MIH’s Consent and Waiver and Collaborators’ Consent and Waiver and to file a supplemental CTA to transfer the ownership of the CTA finally to the Purchaser or its designee, and it will not take any action or omit to take any action which otherwise could reasonably likely to cause any prejudice against the Purchaser’s interests in completing the transactions contemplated under the Purchase Agreement.

6.3    Disclaimer of Warranties. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTIONS 6.1 AND 6.2 OF THIS AGREEMENT, NONE OF THE PARTIES MAKES ANY REPRESENTATIONS AND GRANTS NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTY THAT THE USE OR PRACTICE OF THE BWTP PATENT RIGHTS, THE WELICHEM PATENT RIGHTS OR THE MANUFACTURE, USE, SALE OR IMPORTATION OF ANY PRODUCT WILL NOT INFRINGE ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

6.4    Limitation of Liability. IN NO EVENT SHALL A PARTY BE LIABLE TO ANOTHER PARTY FOR ANY PUNITIVE, EXEMPLARY, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING UNDER ANY CAUSE OF ACTION AND ARISING IN ANY WAY OUT OF THIS AGREEMENT.

ARTICLE 7

TERM AND TERMINATION

7.1    Term. This Agreement shall commence as of the Effective Date and, unless sooner terminated as provided in Article 7, shall continue in effect indefinitely (the “Term”).

Notwithstanding the foregoing, this Agreement and all of the obligations hereunder shall be terminated and be of no further force or effect, other than [***], if any of the following occurs, (i) the Purchase Agreement is not entered into between Welichem and Purchaser within [***] of the Effective Date and BWTP (or its authorized assignee) and Welichem have not agreed to extend such [***] period; or (ii) if the Purchase Agreement is entered into within such prescribed time period (including any mutually agreed extension) provided in above (i), the Closing of Purchase does not occur within [***] of the Effective Date and the Purchaser and Welichem have not agreed to extend such period. For greater certainty, and notwithstanding anything contained herein, if this Agreement is terminated pursuant to the preceding provision, each Party agrees that the [***] TTA shall be resumed and constitute the entire and mere agreement and understanding of the Parties in respect of the subject matters herein.

7.2    Termination for Breach. Each of Celestial and BWTP shall have the right, without prejudice to any other remedies available to it at law or in equity, to terminate this Agreement in the event that Welichem has materially breached its obligations under this Agreement and has failed to cure such breach within [***] after receiving written notice of such breach from the non-breaching

[***]

EXECUTION COPY

ATTORNEY-CLIENT PRIVILEGED

party identifying such alleged material breach. Welichem shall have the right, without prejudice to any other remedies available to it at law or in equity, to terminate this Agreement in the event that either of the other Parties has materially breached its obligations under this Agreement and has failed to cure such breach within [***] after receiving written notice of such breach from Welichem identifying such alleged material breach.

7.3    Other Termination Rights. This Agreement may be terminated by Welichem upon the occurrence of any of the following which is not stayed or vacated within [***] of such occurrence: (i) petition in bankruptcy filed by or against another Party; (ii) adjudication of another Party as bankrupt or insolvent; (iii) appointment of a liquidator, receiver or trustee for all or a substantial part of another Party’s property; or (iv) an assignment for the benefit of creditors of another Party. This Agreement may be terminated by BWTP or Celestial (as the case may be) upon the occurrence of any of the following which is not stayed or vacated within [***] of such occurrence: (i) petition in bankruptcy filed by or against Welichem; (ii) adjudication of Welichem as bankrupt or insolvent; (iii) appointment of a liquidator, receiver or trustee for all or a substantial part of Welichem’s property; or (iv) an assignment for the benefit of creditors of Welichem.

7.4    Effect of Termination. Subject to Section 8.13, termination of this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of a Party prior to the effective date of such termination. Such termination will not relieve a Party from obligations that are expressly indicated to survive the termination of this Agreement.

7.5    Survival. In the event of expiration or termination of this Agreement, all the terms and provisions hereunder shall be of no further force or effect, [***], and none of the Parties shall have any liability or obligations, whatsoever, to one another to complete the transaction contemplated herein or in [***] TTA.

ARTICLE 8

MISCELLANEOUS

8.1    Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada, without giving effect to any laws, rules or principles concerning the conflict of laws.

8.2    Dispute Resolution. Subject to Section 8.3, all disputes arising out of or in connection with this Agreement, or in respect of any legal relationship associated with or derived from this Agreement, shall be arbitrated and finally resolved, pursuant to the National Arbitration Rules of the ADR Institute of Canada, Inc. The place of arbitration shall be Vancouver, British Columbia, Canada. The language of the arbitration shall be English. The arbitrator’s decision and any award shall be final and binding on the Parties, and may be entered and enforced in any court of competent jurisdiction.

8.3    Injunctive Relief. Notwithstanding Section 8.2, each Party shall have the right to seek injunctive relief in any court of competent jurisdiction and venue as may be available to such Party under the laws and rules applicable in such jurisdiction with respect to any matters arising out of another Party’s performance of its obligations under this Agreement.

8.4    Notices. All notices or other communications that are required or permitted under this Agreement shall be in writing and delivered personally, sent by facsimile or other means of electronic communication (e.g., e-mail), or sent by internationally-recognized overnight courier to the addresses provided pursuant to this Section 8.4. Any such communication will be deemed to have been given (a)

[***]

EXECUTION COPY

ATTORNEY-CLIENT PRIVILEGED

when delivered, if personally delivered or sent by facsimile or other means of electronic communication (e.g., e-mail) on a business day in the location of the recipient, and (b) on the second business day (in the location of the recipient) after dispatch, if sent by internationally-recognized overnight courier for delivery the next business day and if such delivery is confirmed by a tracking record or similar document provided by such courier. Each Party shall have the right to change its addresses at any time by written notice to the other Party, as provided in this Section 8.4. As of the Effective Date, the mailing addresses of the Parties shall be as described below.

For Celestial:

Shenzhen Celestial Pharmaceuticals Ltd.

Room 22A-B, Yang Guang Hua Yi Building #1,

Nanhai Road,

Nanshan District, Shenzhen,

Guangdong, China

P.O. Box: 518000

Phone: +86-310-517-9200

Fax: +86-310-517-9222

[***]

[***]

For BWTP:

Beijing Wenfeng Tianji Pharmaceuticals Co., Ltd.

B254 Chuangxindasha,

29 Shengmingyuan Lu,

Changping District, Beijing,

China

Phone:+86-1893-1573-883

Fax: +86-01-64677554

[***]

[***]

深圳天济药业联系方式:

深圳天济药业有限公司

中国广东省深圳市南山区南海大道阳光

华艺大厦 1 栋 22A-B

邮政编码: 518000

电话: +86-310-517-9200

传真: +86-310-517-9222

[***]

[***]

北京文丰天济联系方式

北京文丰天济医药科技有限公司

中国北京市昌平区回龙观镇生命园路 29

号创新大厦 B254 室

邮政编码: 102206

电话: +86-1893-1573-883

传真: +86-01-64677554

[***]

[***]

For Welichem:

Welichem Biotech, Inc.

4475 Wayburne Drive, Suite 316

Technology Place, Burnaby,

British Columbia, Canada V5G 3L1

Phone: 1-604-432-1703

Fax: 1-604-432-1704

[***]

[***]

[***]

EXECUTION COPY

ATTORNEY-CLIENT PRIVILEGED

8.5    Independent Status. None of the Parties is an agent, employee or representative of the other. Neither Party shall have the authority to make any statements, representations nor commitments of any kind, nor to take any action, which shall be binding on the other Party, except as may be explicitly authorized by the other Party in writing. This Agreement shall not constitute, create or in any way be interpreted as a joint venture, partnership or formal business organization of any kind, and this Agreement shall not be deemed to create any fiduciary duties or obligations among the Parties.

8.6    Force Majeure. No Party shall be liable to the other for any failure or delay in the fulfillment of its obligations under this Agreement, when any such failure or delay is caused by fire, flood, earthquakes, locusts, explosions, sabotage, terrorism, lack of adequate raw materials (caused by matters beyond the reasonable control of the performing Party), civil commotions, riots, invasions, wars, peril of the sea, restraints, requisitions, regulations, or directions of government authorities (caused by matters beyond the reasonable control of the performing Party), acts of God, or any similar cause beyond the reasonable control of the performing Party (each, a “Force Majeure Event”). In the event that a Party is prevented from discharging its obligations under this Agreement on account of a Force Majeure Event, the performing Party will notify the other Parties in writing as soon as possible, and will nevertheless make every endeavor, in the utmost good faith, to discharge its obligations, even if in a partial or compromised manner.

8.7    Entire Agreement; Amendment and Waiver. Subject to Section 7.1, this Agreement shall constitute the entire agreement and understanding of the Parties relating to the subject matter of this Agreement and supersedes all prior and contemporaneous oral or written agreements, representations, understandings or arrangements between the Parties relating to the subject matter of this Agreement, except only Welichem’s prior assignment to Celestial of the BWTP Patent Rights and BWTP Technology and Celestial’s assignment to BWTP of the BWTP Patent Rights and BWTP Technology. No amendment, supplement or other modification to any provision of this Agreement shall be binding unless in writing and signed by all the Parties. No waiver of any rights under this Agreement shall be effective unless in writing signed by the Party to be charged with such waiver. A waiver of a breach or violation of any provision of this Agreement will not constitute or be construed as a waiver of any subsequent breach or violation of that provision or as a waiver of any breach or violation of any other provision of this Agreement.

8.8    Headings; Construction; Certain Conventions. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. Unless otherwise expressly provided herein or the context of this Agreement otherwise requires, (a) words using the singular will include the plural, and vice versa, (b) the words “include,” “includes” and “including” will be deemed to be followed by the phrase “but not limited to”, “without limitation”, “inter alia” or words of similar import, and (c) references to “Article,” “Section,” shall be deemed to include all Sections and subsections therein. This Agreement will be construed as if it were drafted jointly by the Parties and shall not be strictly construed against either Party.

8.9    Assignment. None of the Parties shall assign this Agreement or any of its rights or obligations under this Agreement to any Person without prior consent of the other Parties in writing. Subject to Section 3.5, each of the Parties may assign this Agreement to any Person, or to all or substantially all of such Parties assets to which this Agreement relates, provided that (i) the assigning Party is not at the time of such assignment in material breach of this Agreement, and (ii) such assignee assumes in writing all obligations of the assigning Party under this Agreement. The assigning Party shall promptly notify the other Parties of any such assignment within [***] of the assignment and provide the other Parties a copy of all applicable assignment and assumption agreements (with financial terms, if any, redacted).

EXECUTION COPY

ATTORNEY-CLIENT PRIVILEGED

8.10    Severability. If any provision of this Agreement or application thereof to anyone is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. Further, the judicial or other competent authority making such determination shall have the power to limit, construe or reduce the duration, scope, activity and/or area of such provision, and/or delete specific words or phrases as necessary to render, such provision enforceable in such jurisdiction.

8.11    Further Assurances. Each Party shall, as and when requested by another Party, do all acts and execute all documents as may be reasonably necessary to give effect to the provisions of this Agreement.

8.12    Independent Legal Advice. Each Party acknowledges that they have sought and obtained independent legal advice in respect of this Agreement and its subject matter. This Agreement shall be deemed to be prepared by the Parties jointly, and any ambiguity herein shall not be construed for or against any Party.

8.13    Release. By entering into this Agreement, each Party agrees to release and discharge each other and their respective shareholders, affiliates, permitted successors or assigns, directors, officers, agents and advisors from any and all causes of actions, debts, suits, proceedings, dues, duties, accounts, bonds, covenants, contracts, claims, liabilities, demands, damages (known or unknown), controversies, promises, doings, actions, variances, trespasses, grievances, executions, judgements, sums of money, and demands, of any kind whatsoever, whether implied or express of any and every kind in nature whatsoever, at law or in equity, or under any statute, which each of Welichem, Celestial and BWTP ever had, now has or hereinafter can, shall or may have against each other and their respective shareholders, affiliates, permitted successors or assigns, directors, officers, agents and advisors (“Claims”) for or by reason of or in any way arising out of any or all agreements, commitments, understandings, representations, negotiations and discussions entered into, made or occurred prior to the Effective Date, whether oral or written, by and between the Parties as well as any and all Claims for or by reason of or in any way arising out of any or all defects in applying for or prosecuting any Patent Rights. This release shall survive termination or expiration of this Agreement.

8.14    Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

[***]

IN WITNESS WHEREOF, the Parties hereby execute this Technology Transfer Agreement in duplicate originals by their authorized officers.

Welichem Welichem Biotech, Inc.	Celestial Shenzhen Celestial Pharmaceuticals Ltd. 深圳天济药业有限公司

By: Name: [***] Title: [***] Date:	By: Name: [***] Title: [***] Date:

BWTP Beijing Wenfeng Tianji Pharmaceuticals Co., Ltd. 北京文丰天济医药科技有限公司

By:
Name: [***] Title: [***]

Date:

[***]

Exhibit A

PARENT PATENT APPLICATIONS

[***]

[***]

Exhibit B

BWTP PATENT RIGHTS

[***]

[***]

Exhibit C

WELICHEM PATENT RIGHTS

[***]

[***]

Exhibit D

CELESTIAL/BWTP CLINICAL TRIALS

[***]

Exhibit E

SAFETY DATA EXCHANGE AGREEMENT

[***]

EXECUTION COPY

SCHEDULE 1.16

CHINA PATENTS

[***]

[***]

EXECUTION COPY

SCHEDULE 1.21

STRUCTURE OF THE COMPOUND

[***]

[***]

EXECUTION COPY

SCHEDULE 1.28

EX-CHINA ASSET SCHEDULE

[***]

[***]

EXECUTION COPY

SCHEDULE 1.30

EX-CHINA PATENTS

[***]

EXECUTION COPY

SCHEDULE 1.58

FORM OF SAFETY DATA EXCHANGE AGREEMENT

[***]

SAFETY DATA EXCHANGE AGREEMENT

This SAFETY DATA EXCHANGE AGREEMENT (the “Agreement”) is entered into the [**] day of [**], 20[**] (the “Effective Date”).

By and Among:

(1)    Glaxo Group Limited, a company incorporated under the laws of England and Wales with offices at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 0NN under company number 00305979 (“GSK”);

(2)    Celestial Pharmaceuticals (Shenzhen) Ltd., a company incorporated under the laws of the People’s Republic of China with its registered office at 22A-B, Yang Guang Hua Yi Building #1, Nanhai Road, Nanshan District, Shenzhen, P.O. Box 518000, Guangdong, China (“Celestial”);

and

(3)    Beijing Wenfeng Tianji Pharmaceuticals, Inc., a company incorporated under the laws of the People’s Republic of China with its registered office at B254 Chuangxindasha, 29 Shengmingyuan Lu, Changping District, Beijing, China (“BWTP”).

As the context admits and requires, GSK, Celestial and BWTP are separately referred to in this Agreement as “Party” and collectively as the “Parties.”

Whereas:

A.

Welichem Biotech Inc. (“Welichem”), an affiliate of Celestial and BWTP, has developed and owns a non-steroidal active pharmaceutical ingredient for use as an anti- inflammatory for skin disorders, known as WBI-1001 outside of the Territory.

B.

On [***], Welichem entered into a technology transfer agreement with Celestial, pursuant to which Welichem assigned to Celestial certain Chinese patent rights, including the China Patents (as defined in the Main Agreement), that cover the same non- steroidal active pharmaceutical ingredient as WBI-1001 for use as an anti-inflammatory for skin disorders, known as [***] in the Territory.

C.

Celestial invested [***] in Welichem in exchange for [***] common shares of Welichem pursuant to a subscription agreement dated [***] and subsequently appointed directors to the board of directors of Welichem.

D.

Celestial developed and owned [***] for use as an anti-inflammatory for skin disorders in the Territory. On [***], Celestial assigned to BWTP the Chinese patent rights and all “preclinical and clinical study results, clinical study results, clinical trial approvals, and other associated IP” to [***].

E.	GSK and Welichem entered into an Asset Purchase Agreement on [**], 2012 (the “Main Agreement”) pursuant to which Welichem shall (i) sell, assign, convey or otherwise transfer to GSK all rights to the Ex-China Assets (as defined in the Main Agreement) in the entire world except for the Territory and (ii) upon satisfaction of certain conditions, including transfer of the China Assets (as defined in the Main Agreement) from Celestial and BWTP to Welichem, sell, assign, convey or otherwise transfer to GSK all rights to the China Assets in the Territory.

F.

Pursuant to Section 7.6 of the Main Agreement, Welichem has agreed to cause Celestial and BWTP to enter into this Agreement, and the execution and delivery of this Agreement are a condition precedent to the obligations of GSK to effect the closing for the sale and purchase of the Ex-China Assets contemplated by the Main Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.	Interpretation and Definitions

1.1	Interpretation

1.1.1	where the context requires and admits, words importing the singular number only shall include the plural and vice versa, words importing a specific gender shall include the other genders;

1.1.2	the division of this Agreement into Clauses and the insertion of headings are for convenience of reference only and shall not affect the interpretation hereof; and

1.1.3

references to statutory provisions and regulations shall (where the context so admits and unless otherwise expressly provided) be construed as references to those provisions as respectively amended, consolidated, extended or re- enacted.

1.2	Definitions

1.2.1	Abuse

Persistent or sporadic intentional excessive use of a Medicinal Product by a patient or Clinical Trial subject accompanied by harmful physical and/ or psychological effects.

1.2.2	AE

An AE (i.e. an adverse event) is any untoward medical occurrence in a patient or Clinical Trial subject who has been administered a Medicinal Product, where the untoward medical occurrence is temporally associated with the use of the Medicinal Product, whether or not considered related to the Medicinal Product. An AE can therefore be any unfavourable and unintended sign (including an abnormal laboratory finding) symptom or disease (new or exacerbated) temporally associated with the use of a Medicinal Product. For a marketed Medicinal Product, AE also includes failure to produce expected

[***]

benefits (i.e. lack of efficacy), and adverse events associated with circumstances of overdose, medication errors, Abuse or Misuse. In addition to the foregoing, in the context of Clinical Trials an AE will also mean events associated with and/or possibly attributable to the Clinical Trial protocol design or Clinical Trial procedures.

1.2.3	Agreement

Has the meaning set forth in the preamble to this Agreement.

1.2.4	Backup Compound

Any compound (other than [***]) discovered or developed by Celestial or BWTP, or any subsequent owner or controller of the China Assets or any right thereto as permitted under Clause 17, prior to the Second Closing (as defined in the Main Agreement) and the make, use, sell or offer for sale of such compound is covered by any China Patents.

1.2.5	Clinical Trial

With respect to a Medical Product, any investigation in human subjects intended to discover or verify the clinical pharmacological and/or other pharmacodynamic effects of one or more Investigational Medicinal Products and/or to identify any adverse reactions to one or more Investigational Medicinal Products and/or to study absorption, distribution, metabolism and excretion of one or more Investigational Medicinal Products with the object of ascertaining its/their safety and/or efficacy. Clinical Trial includes post-authorisation studies.

1.2.6	Compassionate Use

The use of a Medicinal Product for an unapproved indication, in circumstances where a Party has supplied it for that use in response to a bona fide unsolicited request from a healthcare professional assuming responsibility for that use by their patient.

1.2.7	Compound

[***], with a structure described in greater detail in Schedule 1.21 of the Main Agreement, and all of its metabolites, prodrugs, isomers, enantiomers, esters, salts, hydrates, solvates and polymorphic forms.

1.2.8	Confidential Information

Any non-public information furnished by one Party (the “Disclosing Party”) to any other Party (the “Receiving Party”) in connection with this Agreement or generated pursuant to this Agreement that is, or which the Disclosing Party designates or would reasonably regard as being, confidential.

1.2.9	Day

A calendar day.

1.2.10	Development Safety Update Report

Periodic report prepared according to ICH E2F presenting an annual review of pertinent safety information related to a drug under investigation.

1.2.11	Investigational Medicinal Product

A pharmaceutical form of an active ingredient or placebo being tested or used as a reference in a Clinical Trial relating to a Medicinal Product, including a medicinal product which is approved for sale, when used or assembled (formulated or packaged) in a way different from the approved form, or when used for an unapproved indication, or when used to gain further information about the approved use or form.

1.2.12	Main Agreement

Has the meaning set forth in the preamble of this Agreement.

1.2.13	Marketing Authorisation

Such authorisation(s) granted by the relevant regulatory authorities which are necessary to market the Medicinal Product in the Territory.

1.2.14	Medicinal Product

Any and all pharmaceutical preparations in final form containing the Compound or a Backup Compound whether or not as the sole therapeutically active ingredient or in combination or adjunctive therapy with any other active or inactive ingredient, in any dosage form or formulation or method of delivery.

To avoid doubt, the term “Medicinal Product” will, where the context admits and requires, include “Investigational Medicinal Products”.

1.2.15	Minimum Data Elements

The minimum data elements are:

(i)	a reporter who is identifiable by name, initials, qualification and/or address,

(ii)	an identifiable patient/subject (i.e. identifiable by patient number, date of birth, age or sex),

(iii)	at least one suspected substance/Medicinal Product, and

(iv)	at least one suspected AE.

1.2.16	Misuse

Use of a Medicinal Product in a way that is not in accordance with its Regulatory or Marketing Authorisation accompanied by harmful physical and/or psychological effects.

1.2.17	Periodic Safety Reports

Reports summarising available safety data for a Medicinal Product, which must be submitted in accordance with applicable laws and regulations.

1.2.18	Pregnancy Report

A report of pregnancy in a patient or trial subject to whom a Medicinal Product or an Investigational Medicinal Product has been administered or a report of a pregnancy where the father is a patient or trial subject to whom a Medicinal Product or an Investigational Medicinal Product has been administered.

1.2.19	Receipt

The point at which a Party (including any member of the personnel of a Party) becomes aware of all of the Minimum Data Elements relating to a report of an AE or a Pregnancy Report. For the purposes of this definition, “personnel” includes those persons employed by a Party or persons engaged by a Party for the provision of services.

1.2.20	Regulatory Authorisation

Such authorisation(s) granted by the relevant regulatory authorities which are necessary to conduct clinical research in and/or to otherwise deal in the Medicinal Product in the Territory.

1.2.21	Serious Adverse Event or SAE

An AE which:

(i)	results in death;

(ii)

is life-threatening; that is, an event where the patient or Clinical Trial subject was at risk of death at the time of the event (for clarity, it does not refer to an event that, hypothetically, might have caused death if it had been more severe);

(iii)	requires hospitalisation or prolongation of existing hospitalisation;

(iv)	results in persistent or significant disability or incapacity;

(v)	is a congenital anomaly or birth defect in the foetus/child, foetal death, spontaneous abortion and serious adverse reactions in the neonate; or

(vi)

is an important medical event, i.e., an AE that may not be immediately life-threatening or result in death or hospitalisation but may jeopardise the subject or require medical or surgical intervention to prevent one of the outcomes listed in 1.2.21 (i) - (v) (examples of such events include intensive treatment (in an emergency room or at home) for allergic bronchospasm, blood dyscrasias or convulsions that do not result in hospitalisation, or the development of drug dependency or Abuse, overdose or misuse).

1.2.22	Territory

The People’s Republic of China, including Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

2.	Establishment/Maintenance of Pharmacovigilance Systems and Procedures

2.1

GSK will hold and maintain a global safety database for the Medicinal Product which shall contain all AEs and Pregnancy Reports (for marketed Medicinal Products) and all SAEs and Pregnancy Reports (for Investigational Medicinal Products) of which GSK becomes aware either directly or from another source, such as Celestial and BWTP. For clarity, neither Celestial nor BWTP shall have direct access to such global safety database.

2.2

Celestial and BWTP represent that they [have in place/will establish promptly (but in any event no later than [**])] and will maintain until the termination of this Agreement (or, as applicable, until the obligations intended to survive termination of this Agreement have been fulfilled) pharmacovigilance and risk management systems, procedures, training programmes and documentation needed to perform and comply with their regulatory obligations as well as their obligations under this Agreement.

2.3

Celestial and BWTP represent that they will notify GSK of any significant changes to their risk management and pharmacovigilance systems and procedures which could have a meaningful impact on the reliability, completeness or reporting of the safety information that they are obliged to exchange under the terms of this Agreement, or on their performance of or compliance with their regulatory obligations or such other obligations under this Agreement.

3.	Compliance with applicable laws and regulations

3.1

Celestial and BWTP shall each ensure that it complies with all applicable laws and regulations regarding the Medicinal Product in the Territory, including without limitation those laws and regulations relating to risk management, drug safety and pharmacovigilance.

3.2

Celestial and BWTP will each ensure that it holds the appropriate Regulatory Authorisations and/or Marketing Authorisations necessary to conduct Clinical Trial and/or to market or otherwise deal in the Investigational Medicinal Product and/or

[***]

Medicinal Product in the Territory, and will supply information on such Regulatory Authorisations and/or Marketing Authorisations to GSK where reasonably requested by GSK to facilitate compliance with legal and regulatory obligations.

4.	AEs and Pregnancy Reports

4.1

In the event that Celestial and/or BWTP conducts a Clinical Trial of the Medicinal Product or Investigational Medicinal Product, [or supplies the Medicinal Product or Investigational Medicinal Product for purposes of Compassionate Use,] whether as permitted by the Main Agreement or otherwise as permitted by Celestial’s and/or BWTP’s retained intellectual property rights thereunder, Celestial and BWTP shall provide GSK with information regarding SAEs and Pregnancy Reports arising during such Clinical Trials [or associated with such Compassionate Use] in the format, by the method of transfer and in accordance with the timelines set out in Table 1.

Table 1

AE TYPE	FORMAT	METHOD OF TRANSFER	TIMELINES
SAEs that are fatal or life–threatening and which are considered related to Investigational Medicinal Product/Medicinal Product or where relationship is not specified/is unknown	(CIOMS I or ICH E2B)	- secure email (see Clause 5) - fax if email not possible	Within [***] of Receipt by Celestial or BWTP

Other SAEs which are considered related to Investigational Medicinal Product/Medicinal Product or where relationship is not specified/is unknown	(CIOMS I or ICH E2B)	- secure email (see Clause 5) - fax if email not possible	Within [***] of Receipt by Celestial or BWTP

All other SAEs and Pregnancy Reports where the subject/patient received Investigational Medicinal Product/Medicinal Product	(CIOMS I or ICH E2B)	- secure email (see Clause 5) - fax if email not possible	Within [***] of Receipt by Celestial or BWTP

4.2

Celestial and BWTP shall provide to GSK information regarding AEs and Pregnancy Reports which are associated with the Medicinal Product or Investigational Medicinal Product, and which are not collected from Clinical Trials [or through Compassionate Use] in the format, by the method of transfer and in accordance with the timelines set out in Table 2.

4.3

Celestial and BWTP shall provide GSK with information that they receive from regulatory authorities regarding AEs and Pregnancy Reports associated with the Medicinal Product or Investigational Medicinal Product in the format, by the method of transfer and in accordance with the timelines set out in Table 2.

Table 2

AE TYPE	FORMAT	METHOD OF TRANSFER	TIMELINES
All SAEs and Pregnancy Reports	(CIOMS I or ICH E2B)	- secure email (see Clause 5) - fax if email not possible	Within [***] of Receipt by Celestial or BWTP

Non-serious AEs	(CIOMS I or ICH E2B)	- secure email (see Clause 5) - fax if email not possible	Within [***] of Receipt by Celestial or BWTP

5.	Secure email exchange

5.1

Celestial and BWTP shall ensure that to the extent any Confidential Information is provided by email, that those emails and any attachments sent to GSK are encrypted. If encrypted e-mail is not possible Celestial and BWTP shall ensure information is exchanged by fax.

6.	Tracking AEs and Pregnancy Reports

6.1	Each AE and Pregnancy Report from any source that is reported or provided by Celestial and/or BWTP (including follow up data) shall bear:

6.1.1	the date of its receipt by Celestial and/or BWTP;

6.1.2	a unique reference number assigned by Celestial and/or BWTP; and

6.1.3	a description of the original source of the AE or Pregnancy Report (whether healthcare professional, consumer, regulatory authority, literature or otherwise).

6.2

Celestial and BWTP shall conduct appropriate routine checks (e.g. e-mail read receipt or fax receipt confirmation) to confirm that the AEs and Pregnancy Reports that they send to GSK have been received.

6.3

If the confirmation envisaged in Clause 6.2 cannot be obtained, Celestial and BWTP shall immediately re-send the AE or Pregnancy Report and take reasonable steps to ensure the same does not occur again.

7.	Follow up of AEs and Pregnancy Reports

7.1

Celestial and BWTP shall take reasonable steps to pursue the individual AEs and Pregnancy Reports of which it becomes aware in respect of the Investigational Medicinal Product and/or Medicinal Product, to which it has rights in the Territory in order to obtain all relevant information and at least the Minimum Data Elements.

7.2

Celestial and BWTP shall notify GSK of any follow up data which they receive and/or of which they becomes aware in the format, by the method of transfer and in accordance with the timelines set out in Table 1 or 2, above, as appropriate.

8.	Expedited Reporting of AEs to Regulatory Authorities

8.1

Celestial and BWTP shall be responsible for expedited reporting of AEs of which they become aware in accordance with the requirements attendant upon the Regulatory Authorisations and/or Marketing Authorisations it holds.

[***]

9.	Contact Persons of each Party and Contact Details

9.1

The Parties’ nominees for the receipt of information/notices under this Agreement are listed in Appendix 1, together with relevant contact details. Each Party shall notify the other in writing of any revisions to the details listed in Appendix 1 no later than [***] after the revision.

10.	Periodic Safety Reporting

10.1

Celestial and BWTP shall not refer to Periodic Safety Reports in any advertising or promotional materials, whether those materials are produced in respect of a Medicinal Product or otherwise. This prohibition on referring to any Periodic Safety Report shall not apply to any information contained in those Periodic Safety Reports which would in the ordinary course of business be referred to in advertising or promotional materials (such as data to substantiate claims made in respect of a Medicinal Product).

10.2

Celestial and BWTP shall be responsible for the compilation and preparation of Periodic Safety Update Reports (PSURs) for the Medicinal Products, prepared in ICH E2C format in the Territory. Celestial and BWTP shall supply a copy of the final PSURs to GSK at the time of submission to the relevant regulatory authority in a timely manner.

10.3

Celestial and BWTP shall be responsible for compilation and preparation of Development Safety Update Reports (DSURs) for the Medicinal Products according to ICH E2F in the Territory. Celestial and BWTP shall supply a copy of the final DSURs to GSK at the time of submission to the relevant regulatory authority in a timely manner.

11.	Study Protocols

11.1

In the event Celestial and/or BWTP proposes to sponsor or conduct any study of a Medicinal Product, it shall first draft and provide copies of the proposed study protocols for such study including all documents associated with such study protocols, including but not limited to all investigator’s brochures (“Study Protocols”) to GSK for comment and afford GSK a period of [**] Days to review such draft Study Protocols. Copies of the draft Study Protocols shall be provided by secure email or, if that is not possible, by fax.

11.2

Prior to the expiration of this [**] Days period, GSK shall have the right to provide written comments, if any, on the draft Study Protocols to Celestial and BWTP. Celestial and BWTP shall amend the draft Study Protocols to reflect all reasonable comments received from GSK. In the event that GSK determines, in its reasonable judgment, that a proposed study as designed would put any patient in safety risk, GSK may instruct Celestial and BWTP so in its written comments, and Celestial and BWTP must refrain from conducting any such study.

12.	Publication

12.1

In the event Celestial and/or BWTP desires to publish or present (whether orally, in writing or otherwise) any results about the safety or efficacy of a Medicinal Product or Investigational Medicinal Product, or otherwise about the Compound or any Backup

Compound, prior to any such publication or presentation, Celestial and BWTP shall submit to GSK a copy of the proposed publication or a summary of the proposed presentation and afford GSK a period of [**] Days to review such publication or presentation.

12.2

Prior to the expiration of this [**] Day period, GSK shall have the right to give comments with respect to any such publication or presentation, and Celestial and BWTP shall amend such publication or presentation to reflect all reasonable comments received from GSK.

12.3

Celestial and BWTP shall supply a copy of the final publication or presentation to GSK for approval. Celestial and BWTP must not publish or present any results about the safety or efficacy of any Medicinal Product or Investigational Medicinal Product, or otherwise about the Compound or any Backup Compound, without first obtaining GSK’s approval.

13.	Regulatory Authority Enquiries; Enquiries from Other Sources

13.1

Celestial and BWTP shall notify GSK forthwith of the receipt of an enquiry from a regulatory authority in the Territory relating to the Medicinal Product that is directed to it concerning any safety issue. For these purposes, the term “safety issue” includes, without limitation, the following events (or anything that could result in the following events):

13.1.1	the suspension or termination of a Clinical Trial or Clinical Trial programme for the Medicinal Product,

13.1.2

the suspension or revocation of, or variation of the safety information relating to, a Marketing Authorisation or a Regulatory Authorisation (such as a Clinical Trial authorisation for the Medicinal Product),

13.1.3	the withdrawal of the Medicinal Product from the market,

13.1.4	a change to the protocol of a Clinical Trial for the Medicinal Product which relates to subject safety,

13.1.5

a change to the Marketing Authorisation by way of a restriction of the indications, in the indicated patient population, in the circumstances of use or administration, or a change to the contraindications, precautions and/or warnings of the Medicinal Product,

13.1.6	an indication of a lack of efficacy where this could lead to a significant hazard to the treated patient population, or

13.1.7	an adverse effect upon the balance of benefits and risks afforded by the Medicinal Product such that it could lead to a significant change in the evaluation of that balance.

13.2	Celestial and BWTP shall also forward to GSK forthwith any enquiry from healthcare professionals or consumers in the Territory regarding the Medicinal Product, that relate to matters of safety.

[***]

13.3

It shall be the sole responsibility of Celestial and BWTP to timely prepare and deliver responses to any enquiries received by them in the Territory, including those set forth under Clauses 13.1 and 13.2.

13.4

Celestial and BWTP shall provide to GSK a copy of their draft response to any enquiry no later than [**] Days prior to the scheduled date for delivery of such response. GSK shall have the right (not the obligation) to comment on the draft response, and Celestial and BWTP shall consider in good faith amending the draft response to reflect all reasonable comments received from GSK.

13.5

If Celestial and BWTP become aware of action that may or will be or has been taken by a regulatory authority for safety reasons connected with the Medicinal Product, they shall immediately and in any event no later than twenty-four (24) hours after receiving such notice from a regulatory authority notify GSK in writing with available details regarding the same.

13.6	For clarity, nothing herein shall be construed as imposing on GSK an obligation to report to any regulatory authority or respond to any enquiry in the Territory.

14.	Safety Evaluation

14.1

Celestial and BWTP shall notify GSK and shall supply to GSK any information, together with any supporting documentation, that it considers indicates a safety issue in relation to the Medicinal Product no later than twenty-four (24) hours from the identification by it of the safety issue.

14.2

Celestial and BWTP shall supply GSK with all relevant information requested by GSK which that Party is entitled to disclose to GSK, including where applicable any supporting documentation and ad hoc support through verbal consultation, to equip GSK with the information GSK requires to comply with its internal safety review processes for products under investigation in GSK-sponsored Clinical Trials.

15.	Audits/Adverse findings by Regulatory Authorities

15.1

Provided such audits are requested at reasonable and objectively justifiable times/intervals and that the scope of such audits is reasonable having regard to their intended purpose, GSK shall be entitled to conduct audits to assess compliance of Celestial and BWTP with the terms of this Agreement. Provided GSK has given Celestial and BWTP no less than [***] prior written notice of its intent to audit, Celestial and BWTP shall each ensure that GSK may enter onto the premises at which relevant functions are conducted by it or on its behalf in order that GSK may conduct a full and proper audit through the inspection of relevant documentation, compliance metrics, systems and personnel interviews.

15.2	Celestial and BWTP shall afford GSK all reasonable co-operation in the conduct of audits under Clause 15.1.

15.3

Celestial and BWTP shall each conduct periodic internal audits of its processes and procedures for pharmacovigilance to assess its performance and the need for any changes or improvements that may be required, and shall take reasonable steps as soon as is reasonably practicable after the completion of any internal audit to effect

[***]

any changes or improvements which have been identified. To the extent the internal audit findings or significant findings from other internal activities of Celestial or BWTP warrant an amendment to this safety data exchange agreement in the interests of overall patient safety, Celestial and BWTP shall notify GSK of that finding and the Parties shall negotiate an appropriate amendment, agreement of which shall not be unreasonably withheld, refused or delayed by any Party.

15.4

Celestial and BWTP shall inform GSK by notice in writing of any material findings by regulatory authorities (including without limitation findings from pharmacovigilance system inspections). If Celestial or BWTP fails to reports such a finding to GSK, it shall be deemed in breach of Clauses 2 and/or 3 of this Agreement and the provisions of Clause 18 shall apply.

16.	Amendment and Supremacy

16.1

This Agreement may be amended from time to time by agreement evidenced in writing and signed by the Parties. The Parties agree to amend this Agreement to GSK’s satisfaction, at such point that Celestial and/or BWTP either applies for or obtains a Marketing Authorization in the Territory which in GSK’s sole opinion would cause GSK to assume further responsibilities in respect of the transactions covered under the Main Agreement (whether by way of requirements imposed by regulatory authorities, the application upon GSK of additional laws or regulations, or otherwise). The filing of such Marketing Authorization application and grant of a Marketing Authorization shall be notified by Celestial and/or BWTP to GSK without delay. Neither GSK nor Celestial or BWTP shall unreasonably withhold, refuse or delay its consent to an amendment which is intended to improve patient safety or to ensure or improve compliance with regulatory and/or legal requirements relating to pharmacovigilance and drug safety. To the extent any change in applicable law or regulation in any country requires an amendment to this Agreement to facilitate compliance with such change in law or regulation by any or all of the Parties to this Agreement, neither GSK nor Celestial or BWTP will unreasonably withhold, refuse or delay its consent to a request for such an amendment by notice from any other Party. If a Party does not respond to the requesting Party with any objection to a requested amendment within [***] after receipt of a notice requesting such amendment, that amendment will be deemed effective after the end of [***] following receipt of that notice. Should a Party seek to withhold, refuse or delay its consent to any such amendment, it shall work in good faith to resolve the issue with the requesting Party as soon as is reasonably practicable

16.2

In the event of inconsistency between the terms of the Main Agreement and this Agreement, the terms of this Agreement shall take precedence in relation only to the subject matter of this Agreement. In all other matters of interpretation the terms of the Main Agreement shall take precedence.

17.	Disposal of China Assets

17.1

Except for transfer of the China Assets to Welichem in a manner that is in strict compliance with the Main Agreement, each of Celestial and BWTP hereby agrees and covenants that it shall not assign, license or transfer to any person (including any of its affiliates), or encumber or otherwise dispose of, any China Assets or any portion thereof, or any right, title or interest pertaining thereto, either by way of merger, divestment, consolidation or otherwise, without GSK’s prior written consent

[***]

17.2

In the event of a transfer of the China Assets to Welichem in accordance with the Main Agreement or under Clause 17.1, Celestial and BWTP shall make it a condition of transfer that the subsequent owner or controller of the China Assets or any rights thereto (including Welichem) shall be bound by the terms and conditions of this Agreement for the full term of this Agreement. Celestial and BWTP shall continue to be liable for the complete performance of this Agreement until or unless such subsequent owner or controller expressly acknowledges in writing that it is fully bound by the terms and conditions of this Agreement.

18.	Failure to comply with the terms of this Agreement

18.1

In the event of a breach of this Agreement, the procedures under Clauses 18.2 to 18.4 shall apply without prejudice to any right of the non-breaching Party under the Main Agreement, including the right to terminate the Main Agreement and/or claim under relevant indemnity provisions in the Main Agreement.

18.2	In the event of a breach of this Agreement by GSK, on the one hand, or Celestial and/or BWTP, on the other hand, to the extent that such breach is capable of being cured:

18.2.1	the non-breaching Party (or Parties) shall notify the breaching Party (or Parties) in writing of that fact, and/or

18.2.2	the breaching Party (or Parties) shall notify the non-breaching Party (or Parties) in writing of that fact,

in each case as soon as possible and in any event no later than [***] after becoming aware that the default has occurred, and the breaching Party (or Parties) shall cure such default and put appropriate processes in place/take appropriate steps to avoid any recurrence of the default, and notify the non-breaching Party (or Parties) of the processes/steps as soon as reasonably practicable and in any event no later than [***] after becoming aware or being notified of such default.

18.3

If the breaching Party (or Parties) shall fail to cure a default and put appropriate processes in place/take appropriate steps to avoid any recurrence of the default within [***] after becoming aware or being notified of such default, the breaching Party (or Parties) shall not unreasonably withhold or delay its (or their) consent to alternative reporting and safety management measures proposed by the non-breaching Party (or Parties), which may include an amendment of this Agreement, together with a reasonable timetable (which will be deemed a legally enforceable obligation under this Agreement to meet relevant timelines) indicating by when those alternative measures must be in place.

18.4

A non-breaching Party, being either GSK, on the one hand, or Celestial and BWTP, on the other hand, may terminate this Agreement with immediate effect by notice in writing to the breaching Party (or Parties) in the event that:

18.4.1	the breach of the breaching Party (or Parties) is incapable of being cured, or

[***]

18.4.2

if any breach is capable of being cured and the breaching Party (or Parties) fail(s) to cure such breach or to put appropriate process in place/take appropriate steps to avoid any recurrence of the breach within [***] after becoming aware or being notified of the same, the breaching Party (or Parties) shall

18.4.2.1	unreasonably withhold or delay its (or their) consent to alternative reporting and safety management measures proposed by the breaching Party (or Parties), or

18.4.2.2	fail to put in place such alternative measures in accordance with the relevant agreed timelines.

19.	Term; Termination

19.1

This Agreement shall take effect on the Effective Date, and, unless terminated earlier in accordance with Clause 18.4 or Clause 19.2, shall remain in effect for so long as there is at least one Medicinal Product being marketed or Investigational Medicinal Product developed in the Territory.

19.2

If the Second Closing occurs in accordance with the terms of the Main Agreement, this Agreement will automatically terminate at the Time of Second Closing on the Second Closing Date (each as defined in the Main Agreement).

19.3

In the event of termination or expiration of this Agreement, this Agreement shall thereafter become void and have no effect, except in respect of [***], or where the context requires that any provision not mentioned in the foregoing list of Clauses should survive termination of this Agreement.

20.	Obligations Surviving Termination of this Agreement

20.1

Provided the requesting Party shall cover the assisting Party’s reasonable costs of cooperating, the assisting Party shall not unreasonably withhold, refuse or delay a request for assistance in respect of litigation, arbitration or other means of dispute resolution, or in respect of a request for information from a regulatory authority or to secure compliance with a law or regulation.

20.2	Celestial and BWTP shall provide GSK with appropriate follow-up data in respect of information that has been provided under this Agreement prior to the termination hereof.

20.3

Celestial and BWTP shall continue to provide to GSK information regarding AEs and Pregnancy Reports which may be received by Celestial and BWTP which are associated with (i) the Investigational Medicinal Product; and (ii) the Medicinal Product in the format, and by the method of transfer and in accordance with the timelines set out in Table 1 or 2, above, as appropriate.

21.	Notification/Notices

21.1	Except as otherwise expressly provided for in this Agreement, where a term of this Agreement requires the provision, exchange, supply or delivery of data or information or the giving of notice to a Party, such provision, exchange, supply or delivery of data or information or giving of notice shall be in writing and made to the relevant contact listed at Appendix 1, or in any revision of Appendix 1. Where possible, notices shall be given by email to the email addresses specified in Appendix 1 as may be changed by any Party upon written notice to the other Parties from time to time, and those notices shall be deemed to have been delivered on the date of delivery. Where email notification is not possible, the notices shall be delivered by fax and delivery shall be deemed to have taken place on the date of successful transmission, provided such notices are transmitted to the fax numbers specified in Appendix 1, as may be changed by either Party upon written notice to the other Party from time to time. The terms “notice”, “notify” and “notification” shall be construed in this Agreement in the context of this Clause 21.1.

22.	Confidentiality

22.1	The confidentiality provisions of the Main Agreement shall not apply to this Agreement except to the extent they are expressly referred to as applying in this Clause 22.

22.2	Any Party who receives the Confidential Information from another Party agrees that it shall:

22.2.1

maintain all Confidential Information in strict confidence, except that the Receiving Party may disclose or permit the disclosure of any Confidential Information to its, and its Affiliates’, directors, officers, employees, consultants and advisors who are obligated to maintain the confidential nature of such Confidential Information and who need to know such Confidential Information for the purposes set forth in this Agreement. To the extent any Party’s Affiliates, directors, officers, employees, consultants and advisors breach their obligations of confidentiality, the Receiving Party shall be liable for such breach as if it had breached such confidentiality obligation itself;

22.2.2	ensure the use all Confidential Information is solely for the purposes set forth in, as permitted by, and within the spirit of this Agreement; and

22.2.3

allow the Confidential Information to be reproduced only to the extent necessary to effect the purposes set forth in this Agreement, with all such reproductions being considered Confidential Information.

22.3	The obligations of the Receiving Party under Clause 22.2 above shall not apply to the extent that the Receiving Party can demonstrate that certain Confidential Information:

22.3.1	was in the public domain prior to the time of its disclosure under this Agreement;

22.3.2

entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Receiving Party, its Affiliates and/or their directors, officers, employees, consultants and advisors;

22.3.3

is or was disclosed to the Receiving Party, its Affiliates and/or its or their directors, officers, employees, consultants and advisors, at any time, whether prior to or after the time of its disclosure under this Agreement, by a Third Party having no fiduciary relationship with the Disclosing Party and having no obligation of confidentiality to the Disclosing Party with respect to such Confidential Information; or

22.3.4

is required to be disclosed to comply with applicable laws or regulations or to comply with a court or administrative order, provided that the Disclosing Party receives prior written notice of such disclosure and that the Receiving Party takes all reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure.

23.	Data Privacy

23.1	In the performance of the pharmacovigilance activities under this Agreement, each Party will comply with all applicable laws in respect of data privacy in order to protect personal data.

23.2

Each Party shall collect, use and disclose personal data obtained in the course of performing the pharmacovigilance activities under this Agreement solely for the purposes of complying with the regulatory obligations as described in this Agreement, or as otherwise required by applicable law or by a court order. Each Party will use electronic, physical, and other safeguards appropriate to the nature of the information to prevent any use or disclosure of personal data other than as provided for by this Agreement. Each Party will also take reasonable precautions to protect the personal data from accidental, unauthorized, or unlawful alteration or destruction.

23.3

Each Party will notify the other Parties promptly of any accidental, unauthorized, or unlawful destruction, loss, alteration, or disclosure of, or access to, the personal data, and take immediate steps to rectify any such security breach.

24.	Language

24.1	The safety information relating to the Medicinal Product to be provided by Celestial and BWTP to GSK hereunder shall be in English.

25.	Waiver

25.1

The waiver by any Party of a breach of any of the provisions of this Agreement by the other Parties shall not be construed as a waiver of any succeeding breach of the same or other provisions; nor shall any delay or omission by any Party in exercising any right that it may have under this Agreement operate as a waiver of any breach or default of the other Parties.

26.	Governing Law

26.1	This Agreement and all matters arising and connected with it are governed by and shall be construed in accordance with the laws of New York.

[***]

27.	Disputes

27.1

The Parties recognize that disputes as to certain matters may from time to time arise that relate to any Party’s rights or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedited manner by mutual cooperation. To accomplish this objective, the Parties agree to follow the following procedures if and when a dispute arises under this Agreement:

27.1.1

Elevate to Senior Management. Any such disputes shall be first referred by any Party to senior representatives designated by each Party; [**] for GSK and [**] for Celestial and BWTP. In the event that the aforementioned senior management of GSK, Celestial and BWTP cannot resolve the dispute within [***] of being requested by a Party to resolve a dispute, any Party may, by written notice to the other, invoke the dispute resolution provisions of Clause 27.1.2 below.

27.1.2	Resolution by the Courts.

27.1.2.1	The courts of New York shall have exclusive jurisdiction to settle any disputes and hear and decide any proceedings.

27.1.2.2

The Parties agree that the court referred to in Clause 27.1.2.1 are the most appropriate and convenient courts to settle any disputes and hear and decide any proceedings and, accordingly, that they shall not argue to the contrary.

27.2

Notwithstanding the foregoing dispute resolution procedures, in the event of an actual or threatened breach hereunder, the aggrieved Party may seek restraining orders, specific performance or other injunctive relief without submitting to such dispute resolution procedure.

[Remainder of page intentionally left blank. Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their duly authorized representatives as of the Effective Date.

Signed for and on behalf of GSK

By
(Signature)

(Name)

(Position)

Signed for and on behalf of Celestial

By
(Signature)

(Name)

(Position)

Signed for and on behalf of BWTP

By
(Signature)

(Name)

(Position)

Appendix 1

Contact Details

Contact Details of GSK

Attendant:

Position:

Address:

Tel:

Fax:

Email:

Contact Details of Celestial

Attendant:

Position:

Address:

Tel:

Fax:

Email:

Contact Details of BWTP

Attendant:

Position:

Address:

Tel:

Fax:

Email:

[***]

EXECUTION COPY

SCHEDULE 1.78

TERMINATED CONTRACTS

[***]

[***]

EXECUTION COPY

SCHEDULE 4.5

DEVELOPMENT PLAN

[***]

EXECUTION COPY

SCHEDULE 5.2(a)(i)

BILL OF SALE

This is a BILL OF SALE from Welichem Biotech Inc., a company incorporated under the laws of British Columbia with offices at Suite 316, 4475 Wayburne Drive, Burnaby, British Columbia, V5G 3L1, Canada (“Welichem”) to Glaxo Group Limited, a company incorporated under the laws of England and Wales (“GSK”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Welichem hereby sells, assigns, transfers, conveys, delivers and contributes to GSK, its successors and assigns, to have and to hold forever, all of its rights, title and interest in and to the [[Ex-China Assets]/[China Assets] [(delete as appropriate)]] (as defined in the Agreement), subject to all of the other provisions contained in the Agreement.

From and after the [[First Closing Date]/[Second Closing Date] [(delete as appropriate)]] (as defined in the Agreement) upon request of GSK, Welichem shall duly execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required to convey to and vest the [[Ex-China Assets]/[China Assets] [(delete as appropriate)]] in GSK or its permitted assignees and as may be appropriate to protect GSK’s rights, title and interest in and enjoyment of all the [[Ex-China Assets]/[China Assets] [(delete as appropriate)]] and as may be appropriate otherwise to carry out the transactions contemplated by the Agreement and this Bill of Sale.

IN WITNESS WHEREOF, and intending to be legally bound, the undersigned have duly executed and delivered this Bill of Sale as of                     , 201[●].

Welichem Biotech Inc.	Glaxo Group Limited

By	By

Name	Name

Title	Title

[***]

EXECUTION COPY

SCHEDULE 5.2(a)(ii)

ASSIGNMENT OF EX-CHINA PATENTS

Welichem Biotech Inc., a company incorporated under the laws of British Columbia with offices at Suite 316, 4475 Wayburne Drive, Burnaby, British Columbia, V5G 3L1, Canada (“Assignor”) hereby assigns certain rights to Glaxo Group Limited, a company incorporated under the laws of England and Wales (“Assignee”).

WHEREAS, Assignor is the sole owner of the United States and foreign patents and patent applications set forth on Exhibit 1 hereto (the “Ex-China Patents”); and

WHEREAS, Assignor has agreed to assign, transfer and convey to Assignee Assignor’s whole right, title and interest in and to such Ex-China Patents and inventions described and/or claimed therein.

NOW THIS ASSIGNMENT WITNESSETH THAT, for the consideration provided for in, and pursuant to that certain Asset Purchase Agreement between Assignor and the Assignee dated [***], and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor, as beneficial owner, hereby assign and transfer to Assignee the whole right, title and interest in and to the Ex-China Patents, and any and all other patents in the United States or other countries which may be granted therefore and thereon, and in and to any and all divisions, continuations, and continuations-in-part of said applications, reissues, re- examinations, renewals, substitutes, and extensions of the Ex-China Patents or of such other patents, and the full exclusive benefits thereof, and all rights, privileges and advantages appertaining thereto, including the right to claim priority therefrom, including any and all rights to damages, profits or recoveries of any nature for past infringement of the Ex-China Patents, and the payment of any and all maintenance fees, taxes, and the like, to hold the same unto and to the use of Assignee, its successors and assigns absolutely during the residue of the respective terms for which the Ex-China Patents and such other patents were granted and during any such terms.

Assignor hereby covenants that Assignor has not executed and shall not execute any agreements inconsistent with this Assignment. The Assignor does herby covenant and agree to that it has the full power to make this assignment and it has the unencumbered right to sell, and transfer its entire right title and interest in the Ex-China Patents to Assignee as contemplated hereby.

[***]

EXECUTION COPY

Promptly upon Assignee’s written request, Assignor hereby agrees to execute such additional form(s) of assignment for the foregoing Ex-China Patents as may be required by the appropriate governmental authority of the United States or any foreign country for recordation of the Assignment. Assignor hereby covenants that Assignor will, at the cost and expense of the Assignee, sign and deliver all certificates, instruments, papers and documents, make all lawful affidavits, testimonies, declarations and oaths, and do all acts necessary or required to be done for the recordation of this assignment of the Ex-China Patents to the Assignee. Without limitation, Assignor grants to Assignee the power to insert on this Assignment any further identification that may be necessary or desirable in order to record this Assignment. Assignor hereby agrees to cooperate with Assignee as reasonably necessary to give full effect to and perfect the rights of Assignee in the Ex-China Patents

This Assignment may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

Executed at                     ,                      this                      day of                      201[***].

Welichem Biotech Inc.	Glaxo Group Limited

By	By

Name	Name

Title	Title

[***]

EXECUTION COPY

EXHIBIT 1 TO SCHEDULE E (ASSET PURCHASE AGREEMENT)

LIST OF EX-CHINA PATENTS

[***]

EXECUTION COPY

Assignee shall have the right to prepare multiple versions of this Exhibit 1 that list one or more of the Patent Rights for a single country for recordation with the appropriate governmental authority of such country.

[***]

EXECUTION COPY

SCHEDULE 9.5

WELICHEM DRAFT PRESS RELEASE

Headline: Stiefel, a GSK company, enters into an agreement with Welichem Biotech, Inc. to acquire a novel topical agent for psoriasis and atopic dermatitis

Body: Stiefel, a GSK company, and Welichem Biotech Inc., have entered into an agreement for the acquisition by Stiefel of exclusive development and commercialization rights to the novel anti-inflammatory agent, WBI-1001, in all territories in the world outside of China, Taiwan, Macao and Hong Kong. WBI-1001 is currently in Phase II clinical development for the treatment of psoriasis and atopic dermatitis. The transaction is subject to approval by the shareholders or Welichem.

Welichem will receive an initial payment of Canadian $35 million and is eligible to receive total milestone payments of Canadian [***] upon achievement of certain development and commercial milestones.

Under terms of the agreement, Stiefel has also received a conditional right to acquire further exclusive rights to develop and commercialize WBI-1001 in China, Taiwan, Macao and Hong Kong, collectively, at a future date upon satisfaction of certain conditions and upon making an additional payment of Canadian $15 million.

[***]

About WBI-1001: WBI-1001 is a novel, non-steroidal, topical anti-inflammatory new chemical entity (NCE) agent that has demonstrated efficacy and safety in Ph1 and Ph2 clinical trials for the treatment of mild to moderate psoriasis and moderate to severe atopic dermatitis (AD) for up to 12 weeks as a single therapy.

About Welichem Biotech Inc.

Welichem Biotech Inc. is a publicly-traded biotechnology company developing therapeutic drugs in the fields of autoimmune diseases and cancers. For a more complete business and financial profile of the Company, interested parties are encouraged to visit the Company’s website, www.welichem.com.

For further information

[***]

EXECUTION COPY

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release. This press release contains forward- looking statements that include our belief as to the potential of our products. Certain risks and uncertainties such as our ability to successfully commercialize the products could cause the Company’s actual results to differ materially from those in the forward-looking statements.

[***]

EXECUTION COPY

GSK DRAFT PRESS RELEASE

Headline: Stiefel, a GSK company, enters into an agreement with Welichem Biotech, Inc. to acquire a novel topical agent for psoriasis and atopic dermatitis

Body: Stiefel, a GSK company, and Welichem Biotech Inc., have entered into an agreement for the acquisition by Stiefel of exclusive development and commercialization rights to the novel anti-inflammatory agent, WBI-1001, in all territories in the world outside of China, Taiwan, Macao and Hong Kong. WBI-1001 is currently in Phase II clinical development for the treatment of psoriasis and atopic dermatitis. The transaction is subject to approval by the shareholders or Welichem.

Welichem will receive an initial payment of Canadian $35 million and is eligible to receive total milestone payments of Canadian [***] upon achievement of certain development and commercial milestones.

Under terms of the agreement, Stiefel has also received a conditional right to acquire further exclusive rights to develop and commercialize WBI-1001 in China, Taiwan, Macao and Hong Kong, collectively, at a future date upon satisfaction of certain conditions and upon making an additional payment of Canadian $15 million.

“I’m quite pleased to build upon Stiefel’s clinical pipeline of novel dermatology assets with the acquisition of WBI-1001” said Barbara White, Senior Vice President and Head of Research and Development, Stiefel “We have a strong commitment to patients with skin conditions and are excited to undertake development of this innovative agent.”

About WBI-1001: WBI-1001 is a novel, non-steroidal, topical anti-inflammatory new chemical entity (NCE) agent that has demonstrated efficacy and safety in Ph1 and Ph2 clinical trials for the treatment of mild to moderate psoriasis and moderate to severe atopic dermatitis (AD) for up to 12 weeks as a single therapy.

About Stiefel, a GSK company

Stiefel, a GSK company, is committed to advancing dermatology and skin science around the world in order to help people better achieve healthier skin. Stiefel’s dedication to innovation, along with its focus on pharmaceutical, over-the-counter and aesthetic dermatology products, has established Stiefel as a world leader in the skin health industry. To learn more about Stiefel, visit www.stiefel.com.

GlaxoSmithKline Enquiries:

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

	[***]	[***]	[***]

	[***]	[***]	[***]

	[***]	[***]	[***]

	[***]	[***]	[***]

EXECUTION COPY

Cautionary statement regarding forward-looking statements

Under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Stiefel, a GSK company, cautions investors that any forward-looking statements or projections made by Stiefel, a GSK company, including those made in this announcement, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Factors that may affect Stiefel, a GSK company’s operations are described under ‘Financial review & risk section” in GSK’s Annual Report 2011 included as exhibit 15.2 to GSK’s Annual Report on Form 20-F for 2011.

EXECUTION COPY

SCHEDULE 10.2(b)

WELICHEM, BWTP AND CELESTIAL CORPORATE INFORMATION

[***]

SCHEDULE 10.2(b)

WELICHEM, BWTP AND CELESTIAL CORPORATE INFORMATION

[***]